UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a -101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Civitas Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Stockholder:

It is our pleasure to invite you to attend the 2016 Annual Meeting of Stockholders of Civitas Solutions, Inc. The meeting will be held on Friday, February 26, 2016 at 9:00 a.m. Eastern Standard Time, at 313 Congress Street, Boston, Massachusetts 02210, 4th Floor Conference Room. Registration will begin at 8:00 a.m. Eastern Standard Time.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement. The accompanying notice of annual meeting of stockholders, proxy statement and proxy are being mailed to stockholders on or about Tuesday, January 26, 2016.

YOUR VOTE IS VERY IMPORTANT TO US. If you are a stockholder of record, you have the choice of voting over the Internet, by telephone or by completing and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you hold your shares through a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee, as applicable, to vote your shares.

On behalf of the Board of Directors, we would like to express our sincere appreciation for your ongoing support and continued interest in Civitas.

Very truly yours,

Bruce F. Nardella

President and Chief Executive Officer

Boston, Massachusetts

January 26, 2016

Notice of 2016 Annual Meeting of Stockholders

Time and Date	9:00 a.m. Eastern Standard Time, on Friday, February 26, 2016

Place	313 Congress Street, Boston, Massachusetts 02210, 4th Floor Conference Room

Items of Business	1.	Election of directors;

	2.	Advisory vote to approve named executive officer compensation (say-on-pay);

	3.	Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016; and

	4.	Such other business as may properly come before the meeting.

Record Date	Holders of record of the Company’s common stock at the close of business on January 14, 2016 are entitled to notice of and to vote at the 2016 Annual Meeting of Stockholders or any adjournment or postponement thereof.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the 2016 Annual Meeting of Stockholders, we urge you to vote your shares now in order to ensure the presence of a quorum.

Stockholders of record may vote:

1.	By Internet: go to www.proxyvote.com;

2.	By toll-free telephone: call 1.800.690.6903; or

3.	By mail: mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial Stockholders. If you hold your shares through a broker, bank or other nominee, follow the voting instructions you receive from your broker, bank or other nominee, as applicable, to vote your shares.

By Order of the Board of Directors,

Linda De Renzo
Chief Legal Officer, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 26, 2016: this Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K for fiscal 2015 are available in the investor relations section of our website at http://civitas-solutions.com/investor-relations/. Additionally, and in accordance with the Securities and Exchange Commission (“SEC”) rules, you may access our proxy materials at www.proxyvote.com.

Proxy Statement Summary Information

The Board of Directors (the “Board”) of Civitas Solutions, Inc. (“we,” “us” “our,” the “Company” or “Civitas”) is soliciting your proxy to vote at the Company’s 2016 annual meeting of stockholders (the “Annual Meeting”), or at any postponement or adjournment of the Annual Meeting. To assist you in your review of this proxy statement, we have provided a summary of certain information relating to the items to be voted on at the Annual Meeting below. For additional information about these topics, please review this proxy statement in full and the Company’s Annual Report on Form 10-K for fiscal 2015 which was filed with the SEC on December 10, 2015 (the “Annual Report”).

Our fiscal year ends on September 30th each year. Fiscal years in this proxy statement are identified according to the calendar year in which the fiscal year ends. For example, references to “fiscal 2015”, or similar references, refer to the fiscal year ended September 30, 2015.

Proposals to be Voted on and Voting Recommendations

		Board Voting	Page Reference
Proposal		Recommendation	(for more detail)
Election of Directors (Proposal No. 1)	☑	FOR EACH DIRECTOR NOMINEE	6
Advisory Vote to Approve Named Executive Officer Compensation (Say-on-Pay) (Proposal No. 2)	☑	FOR	48
Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2016 (Proposal No. 3)	☑	FOR	49

Director Nominees

The following table provides summary information about our Class II director nominees. Each Class II director is elected for a three-year term that will expire at the Company’s 2019 annual meeting of stockholders.

		Director	Primary		Board	Select Skills/
Nominee	Age	Since	Occupation	Independent	Committees	Qualifications
Kevin A. Mundt	61	2008	Managing	No	Nominating and	Knowledge and
			Director, Vestar		Corporate	experience in
			Capital Partners		Governance	strategy and
					Committee	operations.

Gregory S. Roth	59	2015	Retired CEO,	Yes	Audit Committee,	Knowledge in the
			TeamHealth, Inc.		Nominating and	healthcare
					Corporate	industry and board
					Governance	experience.
Committee

Guy Sansone	51	2009	Managing	Yes	Compensation	Knowledge and
			Director, Alvarez		Committee,	experience in
			& Marsal		Nominating and	strategy and
					Corporate	operations.
Governance
Committee

Frequently Asked Questions about Voting and the Annual Meeting

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on January 14, 2016, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or at any postponements or adjournments of the Annual Meeting.

A list of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and will also be available for ten business days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m., Eastern Standard Time, at the Office of the Secretary located at Civitas’ corporate headquarters at 313 Congress Street, Boston, Massachusetts 02210. A stockholder may examine the list for any germane purpose related to the Annual Meeting.

What are the voting rights of the holders of Civitas Solutions, Inc. common stock?

Holders of Civitas Solutions, Inc. common stock are entitled to one vote for each share held of record as of the Record Date on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights.

How do I vote?

Beneficial Stockholders. If you hold your shares through a broker, bank or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee, as applicable, for instructions on how to vote the shares you hold as a beneficial stockholder.

Registered Stockholders. If you hold your shares in your own name, you are a registered stockholder and may vote by proxy before the Annual Meeting via the Internet at www.proxyvote.com, by calling 1.800.690.6903 or by signing and returning the enclosed proxy card. Proxies submitted via the Internet, by telephone or by mail must be received by 11:59 p.m. Eastern Standard Time, on February 25, 2016. You may also vote at the Annual Meeting by delivering your completed proxy card in person. If you vote by telephone or via the Internet you do not need to return your proxy card.

What are “broker non-votes” and why is it so important that I submit my voting instructions for shares I hold as a beneficial stockholder?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, New York Stock Exchange (“NYSE”) rules allow that firm to vote your shares only on routine matters. Proposal No. 3, the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016, is the only routine matter for consideration at the Annual Meeting. For all matters other than Proposal No. 3, you must submit voting instructions to the firm that holds your shares if you want your vote to count on such matters. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

What constitutes a quorum and how will votes be counted?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for purposes of the Annual Meeting. A quorum is required in order for the Company to conduct its business at the Annual Meeting. As of the Record Date, 37,101,867 shares of common stock were outstanding.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of establishing a quorum.

What vote is required to approve each proposal?

Proposal	Vote Required	Board Recommendation
Election of directors (Proposal No. 1)	Plurality of the votes cast FOR each director nominee	FOR all nominees

Advisory vote to approve Named executive officer compensation (say-on-pay) (Proposal No. 2)	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting	FOR the compensation of our named executive officers

Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016 (Proposal No. 3)	The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting	FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2016

What are my choices for casting my vote on each matter to be voted on?

		Effect of	Broker
		Abstentions/	Discretionary	Effect of Broker
Proposal	Voting Options	Withheld Votes	Voting Allowed?	Non-Votes
Election of directors (Proposal No. 1)	FOR or WITHHOLD (for each director nominee)	No effect—not counted as a “vote cast”	No	No effect

Advisory vote to approve named	FOR, AGAINST or	Treated as a	No	No effect
executive officer compensation	ABSTAIN	vote AGAINST
(say-on-pay) (Proposal No. 2)		the proposal

Ratification of Deloitte & Touche LLP as	FOR, AGAINST or	Treated as a	Yes	Not applicable
the Company’s independent registered	ABSTAIN	vote AGAINST
public accounting firm for fiscal 2016		the proposal
(Proposal No. 3)

Unless you give other instructions when you vote, the persons named as proxies, Bruce F. Nardella, Denis M. Holler and Linda De Renzo, will vote in accordance with the Board’s recommendations. We do not expect any other business to properly come before the Annual Meeting; however, if any other business should properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

May I change or revoke my vote?

Beneficial Stockholders. Beneficial stockholders should contact their broker, bank or other nominee for instructions on how to change their vote.

Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise by:

•	delivering written notice of revocation to the Secretary at our corporate headquarters at Civitas Solutions, Inc., 313 Congress Street, Boston, Massachusetts 02210;

•	submitting another proxy that is dated later than the original proxy (including a proxy submitted via telephone or Internet); or

•	voting in person at the Annual Meeting.

Can I attend the Annual Meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. Eastern Standard Time. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport, and will need to check in at the registration desk prior to entering the Annual Meeting.

Cameras, cell phones, recording devices and other electronic devices will not be permitted at the Annual Meeting other than those operated by the Company or its designees. All bags, briefcases and packages will be subject to search.

Please also note that if you are a beneficial stockholder (that is, you hold your shares through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to present at the registration desk in order to gain admission to the Annual Meeting.

Election of Directors (Proposal No. 1)

The Board currently consists of ten members and is divided into three classes of directors, with three Class I directors, four Class II directors and three Class III directors. The current term of our Class II directors expires at the Annual Meeting, while the terms for Class III and Class I directors will expire at our 2017 and 2018 annual meetings of stockholders, respectively. Upon recommendation by the Nominating and Corporate Governance Committee of the Board, the Board has nominated three Class II directors for re-election as Class II directors. If elected, each nominee will serve for a three-year term expiring at the 2019 annual meeting of stockholders. Each director will hold office until his or her respective successor has been duly elected and qualified or until the director’s earlier death, resignation or removal. The remaining Class II director, Edward M. Murphy, has decided not to stand for re-election and will retire from the Board immediately following the 2016 Annual Meeting.

Each nominee currently serves as a director of the Company and has consented to serve if elected. Messrs. Mundt, Sansone and Roth joined our Board in December 2008, September 2009 and September 2015, respectively. If any nominee becomes unavailable to serve as a director, the Board may either designate a substitute nominee or reduce the number of directors. If the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

Set forth below is information with respect to our Class II director nominees and our continuing Class I and Class III directors, including their recent employment or principal occupation, a summary of select qualifications, skills and experience that led to the conclusion that they are qualified to serve as directors, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, their period of service on the Board and their ages as of the Record Date. The Nominating and Corporate Governance Committee believes that as a group, the Class I and Class III directors, together with the nominees to serve as Class II directors, possess the right diversity of backgrounds, skills, experiences and perspectives to constitute an effective Board.

Nominees for Class II Directors for Election at the 2016 Annual Meeting

Kevin A. Mundt

Director Since: March 2008

Age: 61

Nominating and Corporate Governance Committee Chair

Business Experience. Mr. Mundt joined our board of directors in March 2008. He is a Managing Director at Vestar Capital Partners, and is President of the Vestar Resources group. Before joining Vestar in 2004, Mr. Mundt spent 23 years as a strategy and operations consultant specializing in consumer products, retailing and multi-point distribution, as well as healthcare and industrial marketing. For eleven of those years, Mr. Mundt was a strategic adviser to Vestar, and served on the boards of several Vestar portfolio companies. He began his consulting career at Bain and Company, and went on from there to co-found Corporate Decisions, Inc. When that firm was acquired by Marsh and McLennan, Mr. Mundt became a Managing Director of Marsh and McLennan’s financial consulting arm, Mercer Oliver Wyman. Mr. Mundt is currently a Director and serves on the Compensation Committee of Big Heart Pet Brands (formerly known as Del Monte Foods), The Sun Products Corp. and Roland Foods. In addition, Mr. Mundt is a member of the President’s Leadership Council at Brigham & Women’s Hospital and a member of the Corporation of Brown University. He is also a past director of MediMedia USA, Inc., Solo Cup Company, Fiorucci Foods, Birds Eye Foods, Sunrise Medical and Duff & Phelps. Mr. Mundt was selected as a director for his knowledge and experience in strategy and operations. Mr. Mundt earned a B.A. from Brown University and an M.B.A. from Harvard Business School.

Select Qualifications, Skills and Experience:

•	Knowledge and experience in strategy and operations.

Gregory S. Roth

Director Since: September 2015

Age: 59

Audit Committee and Nominating and Corporate Governance Committee Member

Business Experience. Mr. Roth joined our board of directors in September 2015. Mr. Roth joined TeamHealth, Inc., a supplier of outsourced healthcare professional staffing and administrative services, in November 2004. After serving as its President and Chief Operating Officer, Mr. Roth was promoted in May 2008 to Chief Executive Officer, and remained in this role until his retirement in September 2014. Prior to joining TeamHealth, Mr. Roth was employed by HCA — The Healthcare Company beginning in January 1995. Beginning in July 1998, Mr. Roth served as President of HCA, Ambulatory Surgery Division. Prior to his appointment as President, Mr. Roth served in the capacity of Senior Vice President of Operations, Western Region from May 1997 to July 1998 and the Division’s Chief Financial Officer from January 1995 to May 1997. Prior to these positions, Mr. Roth held various financial and operational positions in the healthcare industry. Mr. Roth currently serves as a Director of SpecialtyCare, a leading provider of clinical services to hospitals, Press Ganey Holdings, Inc., a strategic business partner to more than 10,000 healthcare organizations across the country dedicated to improving the entire patient experience, and One Call Care Management, a leading provider of specialized services to the workers’ compensation industry. He previously served as a Director of Team Health Holdings, Inc. Mr. Roth earned a B.S. from The Ohio State University and a Master’s in Health and Hospital Administration from Xavier University. He is a Certified Public Accountant and a Registered Respiratory Therapist.

Select Qualifications, Skills and Experience:

•	Knowledge and experience in the healthcare industry and board experience.

Guy Sansone

Director Since: December 2009

Age: 51

Compensation Committee and Nominating and Corporate Governance Committee Member

Business Experience. Mr. Sansone was elected to our Board of Directors in December 2009. Mr. Sansone is a Managing Director at Alvarez & Marsal in New York and serves as head of its Healthcare Industry Group. Over the past 20 years, he has invested in and consulted as an executive to numerous companies, focusing on developing and evaluating strategic and operating alternatives designed to enhance value. While at Alvarez & Marsal, Mr. Sansone served as Chief Executive Officer and Chief Restructuring Officer at Saint Vincent Catholic Medical Centers in New York from October 2005 to August 2007 and as interim Chief Financial Officer of HealthSouth Corporation from March 2003 to October 2004, among other positions. He recently served as Chief Restructuring Officer for Erickson Retirement Communities, which filed for bankruptcy protection in October 2009. Since November 2014, he has served as the Chief Executive Officer of Visiting Nurse Service of New York. Mr. Sansone served as a director of Rotech Healthcare, Inc. from March 2002 to August 2005. Mr. Sansone was selected as a director for his knowledge and experience in strategy and operations, with an emphasis on the health care industry. Mr. Sansone earned a B.S. from the State University of New York at Albany.

Select Qualifications, Skills and Experience:

•	Knowledge and experience in strategy and operations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ABOVE NOMINEES

FOR ELECTION AS A DIRECTOR.

Class I Directors With Terms Continuing Until the 2018 Annual Meeting

Chris A. Durbin

Director Since: December 2010

Age: 50

Compensation Committee Chair and Nominating and Corporate Governance Committee Member

Business Experience. Mr. Durbin was elected to our board of directors in December 2010. He is a Managing Director in the Vestar Resources group of Vestar Capital Partners. Before joining Vestar in 2007, Mr. Durbin was Managing Director of Strategy and Business Development in Bank of America’s Global Wealth and Investment Management business from 2001 to 2007. Prior to this, he worked at Mercer Management Consulting and Corporate Decisions, Inc., where he designed and implemented growth strategies for clients including several Vestar portfolio companies. Mr. Durbin is currently a director of and serves on the Audit Committee for Triton Container International Limited and DeVilbiss Healthcare. Mr. Durbin also chairs the Compensation Committee for DeVilbiss Healthcare. He also serves as Director of International Asset Systems (IAS). Mr. Durbin was selected as a director for his knowledge and experience in strategy and operations. Mr. Durbin earned a B.B.A. from the University of Notre Dame and an M.B.A. from Northwestern University’s J.L. Kellogg School of Management.

Select Qualifications, Skills and Experience:

•	Knowledge and experience in strategy and operations.

Patrick M. Gray

Director Since: September 2014

Age: 66

Audit Committee Chair and Quality and Risk Management Committee Member

Business Experience. Mr. Gray was named a director upon the completion of the Company’s initial public offering in September 2014. Mr. Gray brings extensive experience in accounting and financial reporting to our board of directors, having spent over 37 years with PricewaterhouseCoopers LLP (“PwC”) until his retirement in 2009. He is a Certified Public Accountant who spent 25 years as an Audit Partner serving clients ranging from Fortune 500 companies and multi-national companies to rapid-growth companies pursuing an initial public offering. At the time of his retirement, he served as the lead partner for the PwC U.S. firm Corporate Governance Group. Mr. Gray is currently a member of the board of Sancilio & Company, a privately-held, research-based biopharmaceutical company, where he has served in such capacity since 2012. Mr. Gray also serves on the board of directors of Datto, Inc., a private company that provides backup disaster recovery and business continuity services. Mr. Gray was selected as a director for his knowledge and experience in accounting and finance. Mr. Gray is a certified public accountant and holds an Executive Masters Professional Director Certificate from the American College of Corporate Directors. He earned a B.S. from the Wharton School at the University of Pennsylvania.

Select Qualifications, Skills and Experience:

•	Knowledge and experience in accounting and finance.

Bruce F. Nardella

Director Since: January 2014

Age: 58

Quality and Risk Management Committee Member

Business Experience. Mr. Nardella has served as Chief Executive Officer and Director since January 2014 and has served as President since December 2009. Mr. Nardella was our President and Chief Operating Officer from December 2009 to December 2013, as well as our Executive Vice President and Chief Operating Officer from May 2007 to December 2009. Mr. Nardella joined the Company in 1996 as a state director and in May 2003 he was named President of our Eastern Division. Prior to that, he was a deputy commissioner for the Massachusetts Department of Youth Services. Mr. Nardella was selected as a director for his knowledge and experience in the human services industry and the public, private and nonprofit sectors. Mr. Nardella earned a B.A. from Colgate University, an M.A. in Education from Boston University and an M.P.A. from the Kennedy School of Government at Harvard University.

Select Qualifications, Skills and Experience:

•	Knowledge and experience in the human services industry and the public, private and nonprofit sectors.

Class III Directors With Terms Continuing Until the 2017 Annual Meeting

James L. Elrod, Jr.

Director Since: June 2006

Age: 61

Quality and Risk Management Committee Chair and Compensation Committee Member

Business Experience. Mr. Elrod joined our board of directors in June 2006. Mr. Elrod is a Managing Director of Vestar Capital Partners, having joined Vestar in 1998. Previously, he was Executive Vice President, Finance and Operations, for Physicians Health Service, a public managed care company. Prior to that, he was a Managing Director and Partner of Dillon, Read & Co. Inc. Mr. Elrod is currently a director of 21st Century Oncology (formerly known as Radiation Therapy Services, Inc.), where he serves as Chair of the Audit Committee and as a member of the Quality and Risk Management Committee and Veritas Collaborative, where he serves as a member of its Clinical Quality and Compliance Committee. Mr. Elrod was selected as a director for his knowledge and experience in finance and the health care industry. Mr. Elrod earned a B.A. from Colgate University and an M.B.A. from Harvard Business School.

Select Qualifications, Skills and Experience:

•	Knowledge and experience in finance and the health care industry.

Pamela F. Lenehan

Director Since: December 2008

Age: 63

Audit Committee and Compensation Committee Member

Business Experience. Ms. Lenehan was elected to our board of directors in December 2008. Ms. Lenehan has served as President of Ridge Hill Consulting, a strategy consulting firm, since 2002. Prior to this, Ms. Lenehan was self-employed as a private investor. From 2000 to 2001, she was vice president and chief financial officer of Convergent Networks. From 1995 to 2000, she was senior vice president of corporate development and treasurer of Oak Industries Inc., which was acquired by Corning Inc. in 2000. Prior to that, Ms. Lenehan was a Managing Director in Credit Suisse First Boston’s Investment Banking division and a vice president of Corporate Banking at Chase Manhattan Bank. Ms. Lenehan is currently a member of the boards of directors of Monotype Imaging Holdings Inc., where she is a member of the Audit Committee and chair of the Management Development and Compensation Committee, and American Superconductor Corporation where she chairs the Audit Committee. From 2004 to 2013, she was a member of the board of directors of Spartech Corporation until it was acquired by PolyOne and from 2001 to 2007 she was a member of the board of directors of Avid Technology. Ms. Lenehan was selected as a director for her knowledge and experience in finance and strategy and board experience. Ms. Lenehan holds an Executive Masters Professional Director Certificate from the American College of Corporate Directors. Ms. Lenehan earned a B.A. and an M.A. in Economics from Brown University.

Select Qualifications, Skills and Experience:

•	Knowledge and experience in finance and strategy and board experience.

Mary Ann Tocio

Director Since: October 2015

Age: 67

Quality and Risk Management Member

Business Experience. Ms. Tocio joined our board of directors in October 2015. Until her retirement in July 2015, Ms. Tocio served since 1992 as the chief operating officer of Bright Horizons Family Solutions, Inc., a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life, and served as its President since 2000. Before that, she served in several positions with Wellesley Medical Management, Inc., including as its Senior Vice President of Operations, where she managed more than 100 ambulatory care centers nationwide from 1983 to 1992. Ms. Tocio has been a Director of Bright Horizons Family Solutions, Inc. since November 2001 and of Harvard Pilgrim Health Care Inc. since 2004. Since 2013, she has also served as a Director of Ella Health, Inc., a 3-D mammography and women’s healthcare services provider, CareWell, which operates urgent care centers, and Horizons for Homeless Children, a non-profit organization serving young homeless children and their families. Previously, she also served as Director of Mac-Gray Corporation, Telecare Corporation, The George B.H. Macomber Company and Zany Brainy. Ms. Tocio received an M.B.A. from Simmons College Graduate School of Management.

Select Qualifications, Skills and Experience:

•	Knowledge and experience in managing growing organizations and board experience.

Corporate Governance

Our Board has adopted policies and procedures to ensure effective governance of Civitas. Our corporate governance materials, including our Corporate Governance Guidelines, the charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Quality and Risk Management Committee, our Code of Conduct for Employees and our Code of Ethics for Senior Financial Officers may be viewed in the investor relations section of our website at www.civitas-solutions.com/investor-relations. We will also provide any of the foregoing information in print without charge upon written request delivered to the Secretary, Civitas Solutions, Inc., 313 Congress Street, Boston, Massachusetts 02110.

The Nominating and Corporate Governance Committee reviews our Corporate Governance Guidelines from time to time as necessary, and may propose modifications to the Corporate Governance Guidelines and other key governance practices from time to time for adoption by the Board.

Controlled Company

We are a “controlled company” under the New York Stock Exchange corporate governance standards because Vestar holds, a majority of the voting power of our outstanding common stock. As a controlled company, we are exempt from the rules that would otherwise require that:

•	a majority of our Board of Directors consist of “independent directors,” as defined under the rules of the New York Stock Exchange;

•	we have a nominating and corporate governance committee that is composed entirely of independent directors; and

•	we have a compensation committee that is composed entirely of independent directors.

Upon Mr. Murphy’s resignation from the Board of Directors immediately following our 2016 Annual Meeting, a majority of directors of our Board of Directors will be independent. However, our Nominationg and Corporate Governance Committee and Compensation Committee are not composed entirely of independent directors.

Based upon the information submitted by each director, the Board of Directors has affirmatively determined that Messrs. Gray, Roth and Sansone and Mses. Lenehan and Tocio is each an “independent director,” as such term is defined in the New York Stock Exchange rules. The Board of Directors regularly re-evaluates the independence of each director and may in the future determine that other current directors are independent under the New York Stock Exchange rules.

Board Composition

An affiliate of Vestar is party to a director nominating agreement that provides Vestar the right to nominate: (i) eight of nine directors so long as affiliates of Vestar collectively own at least 40% of the total voting power of Civitas; (ii) seven of nine directors so long as affiliates of Vestar collectively own at least 35% of the total voting power of Civitas; (iii) six of nine directors so long as affiliates of Vestar collectively own at least 30% of the total voting power of Civitas; (iv) five of nine directors so long as affiliates of Vestar collectively own at least 25% of the total voting power of Civitas; (v) four of nine directors so long as affiliates of Vestar collectively own at least 20% of the total voting power of Civitas; (vi) three of nine directors so long as affiliates of Vestar collectively own at least 15% of the total voting power of Civitas; (vii) two of nine directors so long as affiliates of Vestar collectively own at least 10% of the total voting power of Civitas; (viii) one of nine directors so long as affiliates of Vestar collectively own at least 5% of the total voting power of Civitas. See “Certain Relationships and Related Party Transactions-Director Nominating Agreement.” Since the IPO, Messrs. Durbin, Gray, Mundt, Nardella, Roth and Sansone were designated as nominees by Vestar.

Our Board of Directors is divided into three classes as follows:

•	Class I directors, Messrs. Nardella, Durbin and Gray, whose term expires at the 2018 annual meeting of the stockholders;

•	Class II directors, Messrs. Murphy, Mundt, Roth and Sansone, whose term expires at the 2016 annual meeting of the stockholders; and

•	Class III directors, Mr. Elrod and Mses. Lenehan and Tocio, whose term expires at the 2017 annual meeting of the stockholders.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.

Our certificate of incorporation provides that, subject to any rights applicable to any then-outstanding preferred stock, the Board shall consist of such number of directors as is determined from time to time by resolution adopted by a majority of the total number of authorized directors, whether or not there are any vacancies in previously authorized directorships. The Board currently consists of ten directors. Upon the election of directors at the Annual Meeting and the retirement of Mr. Murphy from the Board, the size of the Board will be reduced from ten to nine directors. Subject to any rights applicable to any then-outstanding preferred stock, any vacancies resulting from an increase in the size of the Board or otherwise must be filled by the directors then in office unless otherwise required by law or by a resolution passed by the Board.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board retains the right to exercise its discretion in combining or separating the office of the Chairman of the Board (the “Chairman”) and the Chief Executive Officer. The Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Edward M. Murphy served as the Executive Chair until his retirement in December, 2015. Following Mr. Murphy’s retirement and decision to not stand for re-election to the Board, the Board recently made the decision to appoint Bruce F. Nardella as the Chairman of the Board. The Board has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interest of the Company’s stockholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company’s management and the Board.

In accordance with the New York Stock Exchange rules, non-management directors are required to meet at regularly scheduled executive sessions without management present. It is the policy of the Board that our non-management directors meet regularly in executive session in connection with regularly scheduled Board meetings and at such other times as they deem necessary. The presiding director presides at these sessions of non-management directors.

Because Civitas has combined the office of Chairman and Chief Executive Officer, the Board has decided that an independent director shall serve a one-year term as the presiding director. In January 2016, Ms. Lenehan was appointed as the presiding director.

The position of presiding director of any such executive session is held for one year until the Board meeting prior to the next annual meeting of the Board by each independent director and rotates among the independent directors. The presiding director position is rotated annually to assure that each independent director has a “turn” and can effectively exercise influence over informational flow and decision making.

The independent directors met in an executive session at least one time per year.

The Board conducts a comprehensive annual self-evaluation to determine whether it and its committees are functioning effectively. Our Corporate Governance Guidelines provide the flexibility for the Board to modify our leadership structure in the future as appropriate. We believe that Civitas is well-served by this flexible leadership structure.

Board Committees

The Board is responsible for overseeing the affairs of the Company. The Board held seven (7) meetings during fiscal 2015. Each Director attended (i) at least 75% of all of the Board meetings held during fiscal 2015 while such Directors were on the Board and (ii) at least 75% of the total number of meetings of the Board committees held during fiscal 2015 while such Directors were members of such committees. Directors are expected to attend our annual meeting of stockholders. All of our Directors attended the 2015 annual meeting of stockholders (with the exception of Mr. Roth and Ms. Tocio who joined our Board after the 2015 Annual Meeting).

Our Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Quality and Risk Management Committee. Each of the committees reports to the Board as it deems appropriate, and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Quality and Risk Management Committee

Bruce F. Nardella				X
Chris A. Durbin		✓	X
Patrick M. Gray	✓			X
Edward M. Murphy (1)			X
Kevin A. Mundt			✓
Guy Sansone		X	X
James L. Elrod, Jr.		X		✓
Pamela F. Lenehan	X	X
Gregory S. Roth	X		X
Mary Ann Tocio				X

✓	Chair of the committee
(1)	Mr. Murphy has decided not to stand for re-election at the Annual Meeting and will cease to serve as a member of the Nominating and Corporate Governance Committee following the Annual Meeting.

Audit Committee

The Audit Committee is responsible for, among other matters: (i) appointing, compensating, retaining, overseeing and terminating our independent registered public accounting firm; (ii) reviewing our independent registered public accounting firm’s independence from management; (iii) reviewing with our independent registered public accounting firm the scope of their audit; (iv) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (v) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (vi) reviewing and monitoring our accounting principles, accounting policies, financial reporting processes and controls and compliance with applicable legal and regulatory requirements; (vii) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (viii) reviewing and approving related party transactions; and (ix) reviewing and discussing policies and guidelines with respect to risk assessment and risk management.

The Audit Committee consists of Mr. Gray (Chair), Ms. Lenehan, and Mr. Roth. In January 2016, Mr. Gray was appointed Chair of the Audit Committee, replacing Ms. Lenehan. Our Board has affirmatively determined that each of Ms. Lenehan and Messrs. Gray and Roth meet the definition of “independent director” for purposes of serving on the Audit Committee under applicable SEC and New York Stock Exchange rules. In addition, Ms. Lenehan and Messrs. Gray and Roth qualify as an “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

The written charter for the Audit Committee is available on our corporate website at www.civitas-solutions.com.

The Audit Committee met ten (10) times in fiscal 2015.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (i) reviewing and approving executive officer compensation goals, objectives and plans; (ii) reviewing and recommending the compensation of our directors; (iii) reviewing and approving employment agreements, severance arrangements and change in control agreements/provisions between us and our executive officers; and (vi) administering our stock plans and other incentive compensation plans.

Our Compensation Committee consists of Mr. Durbin (Chair), Mr. Elrod, Ms. Lenehan, and Mr. Sansone. The written charter for the Compensation Committee is available on our corporate website at www.civitas-solutions.com.

The Compensation Committee met six (6) times in fiscal 2015.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other matters: (i) identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board; (ii) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; (iii) identifying best practices and recommending corporate governance principles; and (iv) reviewing and recommending to our Board any changes to a set of corporate governance guidelines and principles applicable to us.

Our Nominating and Corporate Governance Committee consists of Mr. Mundt (Chair), Mr. Durbin, Mr. Murphy, Mr. Roth and Mr. Sansone. Immediately following the Annual Meeting, Mr. Murphy will cease to serve as a member of the Nominating and Corporate Governance Committee.

The written charter for the Nominating and Corporate Governance Committee is available on our corporate website at

www.civitas-solutions.com. Our website is not part of this prospectus.

The Nominating and Corporate Governance Committee met three (3) times in fiscal 2015.

Quality and Risk Management Committee

The Quality and Risk Management Committee is responsible for, among other matters: (i) oversight of our management compliance committee, which is responsible for the structure and implementation of our compliance plan and service delivery risk management plan; (ii) discussing specific material compliance and other legal issues with the Audit Committee, the Chief Legal Officer and the Compliance Officer, as appropriate; (iii) oversight of our quality assurance and quality improvement programs; and (iv) conducting such investigations into matters relating to compliance matters as the committee may deem necessary.

Our Quality and Risk Management Committee consists of Mr. Elrod (Chair), Mr. Gray, Mr. Nardella and Ms. Tocio.

The written charter for the Quality and Risk Management Committee is available on our corporate website at

www.civitas-solutions.com.

The Quality and Risk Management Committee met four (4) times in fiscal 2015.

Compensation Committee Interlocks and Insider Participation

Messrs. Durbin, Elrod and Sansone and Ms. Lenehan are the members of our Compensation Committee, and none of them is or has been our officer or employee. Messrs. Durbin and Elrod are managing directors of Vestar, which controls Civitas. For a description of the transactions between us and Vestar, see “Certain Relationships and Related Party Transactions.” Apart from these relationships, no member of the Compensation Committee has any relationship that would be required to be reported under Item 404 of Regulation S-K. No member of the Compensation Committee serves or served during the fiscal year as a member of the board of directors or compensation committee of a company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Identifying and Evaluating Director Candidates

The Nominating and Corporate Governance Committee is responsible for, among other matters, identifying and recommending candidates for the Board and reviewing and evaluating any candidates recommended by stockholders. The Nominating and Corporate Governance Committee is responsible for developing and recommending qualification standards and other criteria for selecting nominees for directors. These criteria include independence, diversity, age, skills, and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee considers a combination of factors for each nominee, including: (i) the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual; (ii) the business or other relevant experience, skills, and knowledge that the individual may have that will enable him/her to provide effective oversight of Civitas’ business; (iii) the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; (iv) whether the individual contributes to the racial, ethnic and gender diversity of the Board; and (v) the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his/her occupation and the number of boards of directors of other public companies on which he or she serves.

The Board believes experience, qualifications or skills in the following areas are most important: (i) human services and healthcare; (ii) public policy; (iii) business development and strategic planning; (iv) accounting, finance and capital structure; (v) human resources and organizational design; (vi) technology development and management experience; (vii) leadership of complex organizations; (viii) leadership development and succession planning; (ix) corporate governance and board practices of other public companies; and (x) risk management and compliance.

Our Bylaws contain a procedure allowing for the nomination by stockholders of proposed directors. See “Additional Information—Stockholder Proposals for Inclusion in the 2016 Annual Meeting Proxy Statement” and “—Other Stockholder Proposals” for information as to how a stockholder can nominate a director candidate. The Nominating and Corporate Governance Committee considers all director candidates, including candidates recommended by stockholders or proposed by stockholders in accordance with our Bylaws, in the same manner as other candidates identified to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may engage third-party search firms to identify potential director nominees.

Risk Oversight

Our Board has delegated to the Audit Committee oversight of our risk management process. The Audit Committee focuses on our general risk management strategy and the most significant risks facing us, and directs management to implement appropriate risk mitigation strategies. The Quality and Risk Management Committee focuses on our service delivery risk management process, and directs management to implement appropriate risk mitigation strategies with respect to service delivery. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Code of Conduct and Code of Ethics

We have adopted the MENTOR Network Code of Conduct that applies to our directors, officers and employees. We have also adopted a Code of Ethics for Senior Financial Officers that applies to our chief executive officer, chief financial officer, principal accounting officer and all persons performing similar functions. The MENTOR Network Code of Conduct and the Code of Ethics for Senior Financial Officers are publicly available on our website at www.civitas-solutions.com. If we make any substantive amendments to the MENTOR Network Code of Conduct, or grant any waiver from a provision of the code of ethics for senior financial officers to our chief executive officer, chief financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Communications with the Board

Stockholders and other interested parties may contact an individual director, including the presiding director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, at the following address: Office of the Secretary, Civitas Solutions, Inc., 313 Congress Street, Boston, Massachusetts 02210 Attn: Board of Directors. Any correspondence should clearly indicate whether the correspondence is intended for an individual director, the Board as a group, or a specified committee or group of directors.

All such reports or correspondence will be forwarded to the appropriate director or group of directors as indicated on the correspondence unless the correspondence is of a trivial nature, irrelevant to the Board’s responsibilities, or already addressed by the Board. A report will be made to the Audit Committee of all communications to the Board, and all such correspondence is made available to all directors.

Director Compensation

The table below sets forth the compensation of our non-employee directors in fiscal 2015. Messrs. Durbin, Elrod and Mundt are employees of Vestar and do not receive any additional compensation for their service as directors. Ms. Tocio is not listed because she joined the Board in fiscal 2016. Additionally, Messrs. Murphy and Nardella, whose compensation is reflected in “Executive Compensation” below, do not receive additional compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($)	Equity Awards ($) (a)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Patrick M. Gray (b)	85,000	—	—	—	85,000
Pamela F. Lenehan (b)	95,000	—	—	—	95,000
Guy Sansone (b)	82,500	—	—	—	82,500
Gregory S. Roth	4,388	37,182	—	—	41,570
Gregory T. Torres (c)	82,500	—	—	—	82,500

(a)	On September 11, 2015, Mr. Roth joined the Board of Directors and was awarded 1,509 time based restricted stock units. The restricted stock units will vest on September 11, 2016. The amount reflects the grant date fair value of the restricted stock unit awards which is based on the closing price of the Company’s common stock on the date of grant.
(b)	As of September 30, 2015, Mr. Roth held 1,509 unvested stock units. The 6,765 restricted stock units granted to each of Messrs. Gray, Sansone and Torres and Ms. Lenehan in connection with the IPO vested on September 16, 2015.
(c)	Mr. Torres resigned from our Board of Directors on September 30, 2015.

We have a director compensation program for our non-employee directors who are not affiliated with Vestar. These directors receive an annual retainer of $75,000. These directors receive fees for committee membership that are paid as follows: (i) $20,000 annual fee for the Chair of the Audit Committee and $10,000 annual fee for other members of the Audit Committee; (ii) $15,000 annual fee for the Chair of the Compensation Committee and $7,500 annual fee for other members of the Compensation Committee, (iii) $10,000 annual fee for the Chair of the Nominating and Corporate Governance Committee and $5,000 annual fee for other members of the Nominating and Corporate Governance Committee and (iv) $15,000 annual fee for the Chair of the Quality and Risk Management Committee and $7,500 annual fee for other members of the Quality and Risk Management Committee. We do not pay fees for attendance at committee meetings. We reimburse directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity.

We intend to grant deferred or restricted stock units to these directors annually on the date of our annual meeting of stockholders, beginning with the Annual Meeting. These awards will have vesting periods of one year. We do not intend to impose any holding requirements but have adopted a stock ownership guideline for these directors which will require them to hold shares of our common stock with a value equal to three times their annual cash retainer, or $225,000, by September 16, 2019, or in the case of directors who join after September 16, 2014, within five years of their election to the Board. These directors will be required to hold 100% of their equity awards until this guideline is met.

Executive Officers

The following table sets forth the names, ages, and titles of our executive officers as of January 6, 2016:

Name	Age	Position
Bruce F. Nardella	58	President, Chief Executive Officer and Director

Denis M. Holler	61	Chief Financial Officer

Brett I. Cohen	43	Chief Operating Officer

Neil D. Brendmoen	58	Hastings Operating Group President

Jeffrey M. Cohen	47	Chief Information Officer

Linda De Renzo	56	Chief Legal Officer, General Counsel and Secretary

Kathleen P. Federico	56	Chief Human Resources Officer

Gerald J. Morrissey, Jr.	62	Chief Quality Officer

Robert M. Melia	59	Chief Business Development Officer

David M. Petersen	67	Redwood Operating Group President

Dwight D. Robson	44	Chief Public Strategy and Marketing Officer

There are no family relationships between any of our directors or executive officers. There are no arrangements or understandings between any executive officer and any other person pursuant to which he or she was selected as an officer.

Bruce F. Nardella has served as Chief Executive Officer and Director since January 2014 and has served as President since December 2009. Mr. Nardella was our President and Chief Operating Officer from December 2009 to December 2013, as well as our Executive Vice President and Chief Operating Officer from May 2007 to December 2009. Mr. Nardella joined the Company in 1996 as a state director and in May 2003 he was named President of our Eastern Division. Prior to that, he was a deputy commissioner for the Massachusetts Department of Youth Services. Mr. Nardella earned an A.B. from Colgate University, an M.A. in Education from Boston University and an M.P.A. from the Kennedy School of Government at Harvard University.

Denis M. Holler was appointed Chief Financial Officer in May 2007 and served as Treasurer from May 2007 through February 2015. Mr. Holler joined the Company in 2000 and was named Senior Vice President of Finance in January 2002. He has led the Company’s finance function since our acquisition by Vestar in 2006. In addition to overseeing all financial operations, he manages external relationships with our equity sponsor, investment banking and banking partners. Prior to joining the Company in October 2000 as Vice President of Financial Operations, Mr. Holler was Chief Financial Officer of the Fortress Corporation. Mr. Holler earned a B.A. from Fordham University, an M.S. in Accounting and an M.B.A. from Northeastern University.

Brett I. Cohen joined the Company as its Chief Operating Officer in November 2015. From November 2012 until joining the Company, Mr. Cohen served as Corporate Vice President, Inpatient Services at Fresenius Medical Care AG & Co. KGaA (“Fresenius”), a provider of kidney dialysis treatment and other related health care services. From 2009 to 2012, Mr. Cohen was Vice President, Operations, East Region at Kindred Healthcare, Inc., a healthcare services provider that operates hospitals, nursing centers, rehabilitation centers and provides care management services. Mr. Cohen earned a B.A. from Yale University and an M.B.A. in Finance and Healthcare Management from The Wharton School at the University of Pennsylvania.

Neil D. Brendmoen was named Hastings Operating Group President in July 2014, where he oversees all human services operations in Alabama, Delaware, Florida, Georgia, Maryland, Massachusetts, Mississippi, Missouri, New Jersey and South Carolina and services for at-risk youth in Ohio and Pennsylvania. Mr. Brendmoen began his human services career in 1979 as a direct care worker in a state institution for individuals with developmental disabilities. Mr. Brendmoen joined REM Minnesota in 1980 as a Program Director before being appointed as Executive Director and Vice President of Operations for the Redwood Operating Group’s eastern region. Mr. Brendmoen earned a B.A. from Southwest State University.

Jeffrey M. Cohen joined the Company as its Chief Information Officer in November 2011. From 2008 until joining the Company, Mr. Cohen served as Vice President of Information Technology for Magellan Biosciences, a private equity backed medical device company, where he oversaw the strategic transformation of its worldwide IT and communications systems. Prior to that, Mr. Cohen was Director of Information Technology at Biogen Idec, where he was responsible for its ERP, SOX program and ancillary systems for finance, human resources, legal and business development. He started his career at Cambridge Technology Partners, in various consulting roles culminating as a Vice President for its eBusiness practice. Mr. Cohen earned a B.S. from Cornell University and an M.B.A. from The Wharton School at the University of Pennsylvania.

Linda De Renzo was named our Chief Legal Officer in March 2011, and has served as our General Counsel and Secretary since March 2006. Ms. De Renzo oversees the corporate, litigation and risk management, regulatory, compliance and labor and employment legal functions. Prior to joining the Company, Ms. De Renzo was a partner at Testa, Hurwitz & Thibeault, LLP in Boston from 1992 to 2004 and was an associate with the firm from 1986 to 1992. Ms. De Renzo represented high-growth companies and their financiers in a variety of industries including information technology, life sciences and health services. She also represented both issuers and underwriters in public offerings. She has an advanced professional director certification from the American College of Corporate Directors, a national public company director education organization. Ms. De Renzo earned an A.B. from Dartmouth College and a J.D. from Harvard Law School.

Kathleen P. Federico joined the Company in December 2008 as our Senior Vice President, Human Resources, and was named our Chief Human Resources Officer in March 2011. From 2005 until joining the Company, Ms. Federico served as Senior Vice President, Sales and Human Resources, for World Travel Holdings in Woburn, Massachusetts, and was its Senior Vice President, Human Resources, from 2002 to 2005. Prior to that, she served as Vice President of Human Resources for KaBloom LLC, New England Restaurant Company and Sodexho Marriott Services. Ms. Federico was also Chief Operating Officer for Sheehan Associates, an employee benefits brokerage firm. Ms. Federico earned a B.A. from Merrimack College.

Gerald J. Morrissey, Jr. was named Chief Quality Officer in July 2014. Mr. Morrissey joined the Company in 2007 as Director, Operations and became Senior Director, Program Services later that year. In 2008, Mr. Morrissey became Vice President of Quality Assurance and Service Development. Prior to joining the Company, Mr. Morrissey devoted more than thirty years of his career to the Commonwealth of Massachusetts, having served for four years as Assistant Secretary for Disabilities and Community Services and more than a decade as the Commissioner of the Department of Developmental Services. Mr. Morrissey formerly served as President and Board Member of the National Association of State Directors of Developmental Disabilities Services. Mr. Morrissey earned a B.A. from the University of Massachusetts at Amherst, an M.Ed. from Antioch University, and an M.P.A. from the Kennedy School of Government at Harvard University.

Robert M. Melia was named Chief Business Development Officer in July 2014. Mr. Melia joined the Company in 2007, serving first as the head of the affiliated employment services business and then as Senior Vice President, Mergers & Acquisitions, before assuming the role of Cambridge Operating Group President in 2011, which included oversight of human services operations in seventeen states. Prior to joining the Company, Mr. Melia served as President of the Workforce Services Division at MAXIMUS and spent 12 years in a variety of positions at Massachusetts state agencies. Mr. Melia earned a B.A. from the University of Massachusetts and an M.A. in Management of Human Services from the Florence Heller School at Brandeis University.

David M. Petersen served as our Redwood Operating Group President since June 2007. He had been serving as Senior Vice President and President of our Central Division since May 2003. Prior to joining the Company, Mr. Petersen worked for REM beginning in 1972, managing various operations in Minnesota, Montana, North Dakota and Wisconsin. Mr. Petersen earned a B.S. and M.A. in Fine Arts from St. Cloud State University.

Dwight D. Robson was named Chief Public Strategy and Marketing Officer in March 2011 after serving as Vice President of Public Strategy since joining the Company in 2003. He leads the work of the Public Strategy Group, which is responsible for developing and implementing the Company’s agenda with respect to communications, investor relations, marketing and proposal development, and government and community affairs. Mr. Robson’s experience prior to joining the Company includes senior policy and management positions in Massachusetts state government, most recently as Assistant State Treasurer. Mr. Robson earned a B.A. from the University of Massachusetts.

Executive Compensation

Compensation Discussion and Analysis

Introduction. This Compensation Discussion and Analysis describes the compensation arrangements we have with our Named Executive Officers (“NEOs”) as required under the rules of the SEC. The SEC rules require disclosure for our principal executive officer and principal financial officer, regardless of their compensation levels, and our three most highly compensated executive officers in our last completed fiscal year, other than our principal executive officer and principal financial officer.

For the fiscal year ended September 30, 2015, our NEOs were:

Name	Position
Bruce F. Nardella	President and Chief Executive Officer, Director

Edward M. Murphy(a)	Executive Chair, Director

Denis M. Holler	Chief Financial Officer

David M. Petersen	Redwood Operating Group President

Linda De Renzo	Chief Legal Officer

(a)	Mr. Murphy retired as Executive Chair on December 31, 2015.

Compensation Policies and Practices. The objectives of our executive compensation program are to:

•	attract and retain top executive talent;

•	drive accountability for performance, including the quality of our services, by linking annual cash incentive awards to achievement of measurable performance objectives; and

•	align executive officers with our stockholders, create an ownership culture, and drive long-term business success by providing opportunity for significant equity-based rewards.

Our executive compensation program is designed to reward our executive officers to operate the business in a manner that best serves our clients, payors and other public partners, as well as our stockholders and employees, thereby enhancing equity value. We do this by:

•	awarding a significant portion of our executives’ overall compensation based on our financial performance, specifically, revenue and adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA and including a modifier based on the quality of services managed and work performed and number of days sales outstanding;

•	mitigating undue risk in compensation programs; and

•	including double-trigger change of control acceleration provisions for stock options and time-based restricted stock units.

Our executive compensation program provides foundational elements such as base salary and benefits, and the opportunity for significant performance-based annual cash incentives and longer-term equity-based incentives.

The Compensation Committee considered the results of the 2014 advisory, non-binding “say-on-pay” vote in connection with the discharge of its responsibilities. Because approximately 98% of the shares of stock present and entitled to vote on the “say on pay” proposal approved the compensation of our named executive officers described in our proxy statement at our 2015 annual meeting, the Compensation Committee did not implement significant changes to our executive compensation program as a result of the stockholder advisory vote.

Elements of Compensation. Each element of our executive compensation program is designed to meet the objectives of our executive compensation program. The elements of the program are:

•	base salary;

•	annual cash incentives;

•	long-term incentive compensation in the form of equity;

•	deferred compensation;

•	severance benefits and equity vesting upon a change in control; and

•	other benefits.

Base salaries for our executive officers provide a base source of cash income in line with the market for comparable positions. Our annual incentive compensation payouts reward executive officers for achievement of business performance, primarily adjusted EBITDA and revenue. In addition, we consider quality of services managed and work performed by the executive officers because we believe that service, quality and growth are inextricably linked with service outcomes and consumer and payor satisfaction. Our equity component of compensation is designed to reward equity value creation over a longer period of time.

Executive Compensation Decisions. For executive officers, other than the Chief Executive Officer, the Chief Executive Officer considers performance and makes recommendations to the Compensation Committee on base salary, annual incentive and long-term equity compensation. On at least an annual basis, the Compensation Committee reviews, discusses, modifies and approves, as appropriate, these compensation recommendations. For the Chief Executive Officer, the Compensation Committee reviews and considers the performance of the Chief Executive Officer and approves his base salary, annual incentive and equity grants. Periodically, the Compensation Committee engages a compensation consulting firm to review compensation paid to our executive officers with the goal of comparing total compensation paid to our executive officers to the total compensation paid to our peer group’s executive officers.

Executive Compensation Study. In fiscal 2014, Frederick W. Cook & Co. (“FWC”) conducted an extensive analysis of the competitiveness and appropriateness of our cash and equity compensation opportunity and made recommendations based on this analysis. FWC reviewed market data from multiple commercial survey sources and reviewed public company peer group data. The companies were chosen based on industry (health and human services), and size (revenue and number of employees) as of their then-most recent proxy filings. There were 14 U.S. based companies, 13 of which were public, with median revenue of $1.176 billion and a median employee population of 12,662 selected as the peer group.

The Company’s peer group includes the following companies:*

Name of Company	Revenue (In millions)	Employees
Amedisys Inc.	$1,222	14,300
Amsurg Corp.	$1,083	6,200
Bioscrip, Inc.	$883	3,031
Chemed Corp.	$1,405	13,952
Ensign Group Inc.	$926	11,372
Gentiva Health Services, Inc.	$1,799	39,200
Healthways, Inc.	$675	2,500
Kindred Healthcare, Inc.	$4,922	63,300
LHC Group Inc.	$660	8,186
Mednax	$2,218	8,800
Providence Service Corp.	$1,131	8,547
Res-Care, Inc.	$1,617	49,000
Skilled Healthcare Group, Inc.	$835	15,050

*	This peer group was again adopted in March 2015, with the exception of Gentiva Health Services, Inc., which was sold during the interim period.

FWC reviewed base salary, annual cash bonus incentives and long-term incentive compensation in the form of equity of the peer group. After completing its review, and presenting its findings to the Compensation Committee Chair, FWC determined that broad adjustments to our executive compensation program were not necessary but that the Compensation Committee should consider increasing the base salaries of our President and Chief Executive Officer and Chief Financial Officer. FWC did not recommend any additional changes to the base salary or incentive compensation of our executive officers but did provide guidance regarding the Company’s equity compensation in light of the IPO.

Base Salary. Base salary provides executives with a fixed amount of compensation paid on a regular basis throughout the year. The NEOs’ base salaries were reviewed in September 2014 in connection with the IPO. Based on a compensation analysis, prepared by FWC in connection with the IPO, FWC found that the base salary of the President and Chief Executive Officer was below a competitive range of the peer group median as well as the survey median. According to FWC, a base salary between $600,000 and $650,000 would have elevated the base salary of the Chief Executive Officer to a competitive range. FWC also found that the base salary of the Chief Financial Officer was below a competitive range of the peer group median but within the competitive range of the survey median. After a review of the FWC’s recommendations and discussions with Mr. Nardella, the Compensation Committee increased the base salary of Mr. Nardella from $500,000 per annum to $575,000 per annum, as of September 1, 2014 and Mr. Holler’s base salary was increased from $335,000 to $375,000 per annum, as of September 1, 2014. Mr. Petersen’s base salary was set at $320,000 per annum and Ms. DeRenzo’s base salary was set at $285,000. There have been no changes to the base salaries of the NEOs since September 1, 2014.

Annual Incentive Compensation. In addition to base salary, each NEO participates in an annual cash incentive plan, which constitutes the variable, performance-based component of an executive’s annual cash compensation. Under the plan, an executive’s incentive compensation payout is determined by first calculating the executive’s potential payout based on financial performance and then by applying a quality of services/work modifier followed by a days sales outstanding (“DSO”) modifier (if applicable). Based on quality of services and/or quality of work, an executive’s potential payout can be reduced by up to 100 percent. This modifier is an important aspect of the plan as we view quality of services/work as critical to achieving our mission as well as our financial success. The DSO modifier applies to designated positions that can impact our DSO performance and is an important aspect of the plan as the lower our DSO the greater the efficiency in our business and certainty in our cash flow.

On December 16, 2014, the Compensation Committee approved the Fifth Amendment and Restatement of The MENTOR Network Human Services and Corporate Management Incentive Compensation Plan (the “5th Amended and Restated IC Plan”). The 5th Amended and Restated IC Plan made two changes to the Plan. The first change was to include revenue from acquisitions and new start programs in the revenue targets of the executive officers. The modification to the plan was designed to reward senior management for successfully executing and integrating acquisitions. The second change to the plan was to the calculation of the quality modifier. Previously, the quality modifier applied to 50 percent of a payout. As a result, if incentive compensation was to be reduced by 10%, the participant would have received a quality rating of 80%. In an effort to be simpler and more transparent, management decided that 100 percent of the payout should be subject to a quality modifier and that the rating should correspond directly to the payout amount. Under the 5th Amended and Restated IC Plan, a 10% reduction would be applied to a 90% quality rating.

For purposes of determining an executive’s potential payout, we use a payout scale with payout levels as a percentage of target incentive compensation that corresponds to performance levels. The Company or the relevant operating group must meet a minimum threshold of 92.5% of financial performance goals for a NEO to receive any payout. The maximum payout for executive officers (other than Operating Group Presidents) was payable for achievement of 107.5% of the adjusted EBITDA (calculated in accordance with the 5th Amended and Restated IC Plan) and revenue targets, and for Mr. Petersen 75% of his maximum payout was payable for the Redwood Operating Group’s achievement of 104% of its contribution to overhead (“CTO”) and revenue targets and 25% of his maximum payout was payable for the Company’s achievement of 107.5% of the adjusted EBITDA and revenue targets (calculated in accordance with the 5th Amended and Restated IC Plan).

For fiscal 2015, the incentive compensation payout opportunity at threshold, target and maximum performance levels was as follows:

Officers	Threshold payout (% of base salary)	Target payout (% of base salary)	Maximum payout (% of base salary)
Messrs. Murphy and Nardella	50	100	150
Messrs. Holler and Petersen and Ms. DeRenzo	25	50	75

The 5th Amended and Restated IC Plan was structured to provide incentive compensation based upon our and/or the relevant Operating Group’s attainment of certain financial targets for fiscal 2015, which were approved by the Compensation Committee, and includes a rating of quality that considers an individual participant’s quality of work or quality of services managed. The Chief Executive Officer was responsible for certification of the quality ratings of the executive officers (other than the Executive Chair) and the Compensation Committee was responsible for the certification of the Executive Chair’s and Chief Executive Officer’s quality rating.

The calculation of awards under the plan followed a three-step process in fiscal 2015.

First, a “potential payout” was calculated. As in prior years, the potential payout was based on achievement of revenue, calculated in accordance with the 5th Amended and Restated IC Plan (the “IC Plan Revenue”), and adjusted EBITDA calculated in accordance with the 5th Amended and Restated IC Plan (the “IC Plan Adjusted EBITDA”) goals. In fiscal 2015, IC Plan Adjusted EBITDA was weighted 50 percent and IC Plan Revenue was weighted 50 percent for all participants in the plan. The Compensation Committee chose these targets as profitability continues to be a major objective of the Company, while the continuing focus on revenue is meant to incentivize management to expand the Company’s overall business in order to grow its adjusted EBITDA. The weighting reflects an equal emphasis on promoting organic growth in addition to profitability. Potential payouts for the NEOs (other than Mr. Petersen) were calculated based on the consolidated IC Plan Adjusted EBITDA and IC Plan Revenue results of the Company. Mr. Petersen’s potential payout was calculated based on 75% on the CTO and IC Plan revenue results of the Redwood Operating Group and 25% on the consolidated IC Plan Adjusted EBITDA and IC Plan Revenue results of the Company.

On October 30, 2014 the Compensation Committee approved the financial targets for the Company’s executive officers for fiscal 2015. The financial targets for the NEOs was as follows: Target IC Plan Revenue of $1,372.1 million and Target IC Plan Adjusted EBITDA of $160.1 million.

In the case of the NEOs (other than Mr. Petersen), the potential payout ranged from 50% of target for achievement of 92.5% of the IC Plan Adjusted EBITDA and IC Plan revenue goals, to 150% of target for achievement of 107.5% of the IC Plan Adjusted EBITDA and IC Plan Revenue goals. For Mr. Petersen, (i) 75% of his potential payout was based on achieving 50% of target for achievement of 92.5% of the Redwood Operating Group’s CTO and revenue goals, to 150% of target for achievement of 104% of the Redwood Operating Group’s CTO and revenue goals and (ii) 25% of his potential payout was based on achieving 50% of target for achievement of 92.% of the IC Plan Adjusted EBITDA and IC Plan Revenue to 150% of target for achievement of 107.5% of the IC Plan Adjusted EBITDA and IC Plan Revenue goals. Payouts for performance levels between threshold and target, and between target and maximum, are calculated proportionately. For fiscal 2015 the Company achieved the following results for incentive compensation purposes: Actual IC Plan Revenue of $1,354.8 million and Actual IC Plan Adjusted EBITDA of $158.6 million, which resulted in a “potential payout” of 91.23% of the participants’ target payout.

Second, after calculating the “potential payout” based on the financial targets, the potential payout was subject to reduction of up to 100% based on the participant’s quality of services or work. A participant could also receive no incentive payout, notwithstanding the potential payout calculation or quality rating, if he or she engaged in exceptionally poor conduct or poor performance during the fiscal year.

In fiscal 2015, Messrs. Holler and Nardella’s potential payout was reduced by 10 percent with respect to quality of work at Mr. Nardella’s recommendation because of the finding of a material weakness in internal control over financial reporting related to information technology general controls.

The quality modifier was applied in the calculation of incentive compensation of Messrs. Holler and Nardella because we recognize the importance of the need to design and maintain effective controls in connection with the preparation and reporting of our financial information. Although the material weakness did not impact the accuracy of our financial statements, the Company intended to emphasize the importance of internal controls and accordingly reduced the potential payout of Messrs. Holler and Nardella.

For Messrs, Nardella, Holler and Petersen, the potential payout may be further modified based on the DSO performance achieved by the Company (in the case of NEOs other than Mr. Petersen) and by the Redwood Operating Group (in the case of Mr. Petersen). Ms. DeRenzo is not subject to the DSO modifier. If the achievement of DSO performance is 107.5% or greater than the target, the DSO modifier will be -10.0%, and if the achievement of the applicable DSO performance is less than 92.5% of target, the DSO modifier will be 10.0%. In no event will a potential payout be decreased or increased by more than 10% as a result of the application of the DSO modifier. Performance with respect to DSO for FY 2015 exceeded goals and as a result, Messrs. Holler, Nardella and Murphy each received an increase to their potential payout after any adjustment for quality of work in the amount of 2.5% and Mr. Petersen received an increase to his potential payout of 10.0%. Based on the IC Plan Revenue, IC Plan Adjusted EBITDA, quality of services or work and DSO performance, Mr. Murphy received 93.51% of his target payout, Messrs. Holler and Nardella each received 84.16% of his target payout, Mr. Petersen received 130.28% of his target payout and Ms. DeRenzo received 91.23% of her target payout.

Each participant may receive additional discretionary incentive compensation. In the case of executive officers, discretionary incentive compensation is determined by the Chief Executive Officer and approved by the Committee. In fiscal 2015, Ms. DeRenzo received a discretionary award of $20,000 for her extraordinary contributions in time and effort to corporate transactions and other matters during fiscal 2015.

On October 16, 2015, the Compensation Committee approved the Civitas Solutions, Inc. Management Annual Cash Incentive Compensation Plan (the “2016 Cash Incentive Plan”), effective October 1, 2015. The 2016 Cash Incentive Plan amends and replaces the 5th Amended and Restated IC Plan. Under the 2016 Cash Incentive Plan, a NEO’s incentive compensation payout is determined by first calculating the NEO’s “potential payout” based on financial performance and then by applying a DSO modifier followed by a quality of services modifier. Based on the applicable DSO performance, a NEO’s potential payout can be increased or decreased by up to 10%. Based on the applicable quality of services performance, a NEO’s potential payout can be decreased by up to 100%. The 2016 Cash Incentive Plan further emphasizes our commitment to the quality of services we deliver. Starting in fiscal year 2016, we implemented a scorecard for measuring quality of services based on objective data. To align the 2016 Cash Incentive Plan with our commitment to deliver high quality services, the quality score is used to calculate the amount by which a NEO’s potential payout may be decreased if the quality of services does not meet our standards.

For purposes of determining a NEO’s potential payout, we will use a payout scale with payout levels as a percentage of target incentive compensation (expressed as a percentage of base salary) that correspond to financial performance levels. The Company or the relevant operating group must meet a minimum threshold of 92.5% of financial performance goals for a NEO to receive any payout under the 2016 Cash Incentive Plan. The maximum payout for NEOs (other than Mr. Petersen) is payable for the Company’s achievement of 104.0% of the Company’s adjusted EBITDA (calculated in accordance with the 2016 Cash

Incentive Plan) and revenue (calculated in accordance with the 2016 Cash Incentive Plan) targets, and for Mr. Petersen, 75% of his potential payout is based on the Redwood Operating Group’s achievement of 104.0% of its CTO and revenue (calculated in accordance with the 2016 Cash Incentive Plan) targets and 25% of his potential payout is based on the Company’s achievement of 104.0% of its Adjusted EBITDA (calculated in accordance with the 2016 Cash Incentive Plan) and revenue (calculated in accordance with the 2016 Cash Incentive Plan) targets.

For fiscal 2016, the potential payout opportunities for each NEO (other than Mr. Murphy) at threshold, target and maximum performance levels remained the same as for fiscal 2015. Pursuant to his retirement agreement, Mr. Murphy will receive his target incentive compensation in fiscal 2016 and 2017.

Equity-Based Compensation.

NMH Investment, LLC. Prior to the IPO, long-term incentive compensation was provided in the form of non-voting equity units in the LLC, under the NMH Investment 2006 Unit Plan. This plan allowed certain of our officers, employees, directors and consultants to participate in our long-term growth and financial success through acquisition of equity interests in the LLC, including Class B, Class C, Class D, Class E, Class F, Class G and Class H Common Units of the LLC. The purpose of the plan was to promote our long-term growth and profitability by aligning the interests of our management with the interests of our former ultimate parent and by encouraging retention. The plan was administered by the Compensation Committee which recommended awards to the management committee of the LLC. The management committee determined, among other things, specific participants in the plan as well as the amount and value of any units awarded.

In connection with the acquisition of the Company in 2006 by affiliates of Vestar, a pool of units was set aside for management employees, including Messrs. Murphy, Nardella, Holler and Petersen and Ms. DeRenzo, and granted to executive officers during the second quarter of fiscal 2007. Messrs. Holler and Nardella received additional grants of B, C and D Common Units during fiscal 2007 in recognition of their promotions, and each of Messrs. Murphy, Nardella, Holler and Petersen and Ms. DeRenzo received subsequent grants of B, C and D Common Units during the fourth quarter of fiscal 2008. All of the Class B, C and D Common Units that had been unvested became vested during fiscal 2011 concurrently with the creation of a new pool of Class F Common Units. In June 2011, the Class F Common Units were issued to management employees, including all of the NEOs. The earned equity program was designed to motivate management to achieve financial results that would enhance the valuation of the Company upon a sale of the Company or other liquidity event. Under the terms of the LLC’s limited liability company agreement, holders of the Class B, C, D and F Common Units were entitled to receive distributions representing 10% of the total increase in common equity value upon a sale or other liquidity event involving the LLC.

In 2012, based upon the recommendation of a previously engaged compensation consultant and following numerous conversations between our then-current Chief Executive Officer and members of the Board of Directors in which equity compensation was considered and discussed, the LLC decided to grant earned equity to the executive officers and certain other senior leaders of the Company. On August 13, 2012, a new pool of Class G Common Units and Class H Common Units was created and on September 20, 2012, 1,000,000 Class H Common Units were issued to the NEOs and other executive officers and 130,000 Class G Common Units were issued to employees. The Compensation Committee designed the Class H Common Units to have the potential to more tightly align management and equity sponsor interests in creating stockholder value.

In connection with his promotion to Chief Executive Officer in January 2014, the LLC issued 100,000 Class F Common Units and 100,000 Class H Common Units to Mr. Nardella. The Class F Common Units were scheduled to vest over a three-year period.

In connection with the IPO, we amended the terms of the Class H Common Units so that they would vest upon the earlier to occur of a sale of the Company and the achievement of a multiple of investment return threshold by Vestar and its affiliates. Once vested, the holders of Class H Units were entitled to receive between 0.0% and 5.0% of the common equity value distributed by the LLC to its unitholders depending upon the multiple of investment achieved by Vestar and its affiliates.

As of the IPO, all of the Class A, B, C, D and G Units had vested and all Class F Units held by executive officers, other than those issued to Mr. Nardella in January 2014, had vested. None of the Class H Common Units had vested as of September 30, 2015.

In connection with an underwritten secondary offering, on October 1, 2015, the LLC distributed all of the 25,250,000 shares of our common stock it held to its existing members in accordance with their respective membership interests pursuant to the terms of the LLC Agreement and the management unitholders agreements (the “Distribution”). The Distribution triggered the vesting condition of the Class H Common Units and the acceleration of unvested Class F Common Units.

2014 Omnibus Incentive Plan.

In connection with the IPO, we adopted the 2014 Omnibus Incentive Plan (the “2014 Incentive Plan”). The 2014 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us, are eligible for grants under the 2014 Incentive Plan. The purpose of the 2014 Incentive Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through an ownership interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities.

In connection with the IPO, we granted equity awards under the 2014 Incentive Plan to our employees and our non-management directors who are not affiliated with Vestar. The awards to our employees, including our executive officers, were in the form of stock options (“NQSOs”) and restricted stock units (“RSUs”) that vest in equal annual increments over a three year period. As of September 30, 2015, we awarded stock options to purchase an aggregate of 571,495 shares of common stock with an aggregate value of $4.4 million and an aggregate of 561,305 RSUs with an aggregate value of $9.6 million to our employees under the 2014 Incentive Plan.

In connection with the IPO, Mr. Nardella received a grant of NQSOs and RSUs in value equal to 375% of his annual base salary. Mr. Murphy received a grant of NQSOs and RSUs equal to 187.5% of his salary. Messrs. Holler, Petersen and Ms. DeRenzo each received a grant of NQSUs and RSUs equal to 112.5% of his/her salary. The NQSOs and RSUs for the executive officers vest over a three year period beginning September 16, 2014.

The equity awards granted at the time of the IPO in fiscal 2014 were designed to constitute the equity incentive compensation element of the executive compensation for the period from the IPO until the first regularly scheduled annual grant, which was expected to occur in December 2015. Accordingly, no equity grants were made in fiscal 2015. Because there were no equity awards in fiscal 2015, the total compensation set forth in the Summary Compensation Table for fiscal 2015 is generally lower than total compensation levels expected for future fiscal years in which annual equity awards will be granted.

Fiscal 2016 Equity Awards

On January 13, 2016, the Compensation Committee made equity compensation awards to certain of our employees, including the NEOs. The following types of awards were granted: non-qualified stock options, time-based restricted stock units and performance-based restricted stock units (expressed as the target number of shares subject to such awards) (“PRSUs”).

Name	Non-Qualified Stock Options	Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units (Target Number of Shares)
Bruce F. Nardella	39,000	28,600	14,300
Denis M. Holler	7,600	5,600	2,800
David M. Petersen	6,500	4,800	2,400
Linda De Renzo	5,800	4,300	2,100

The PRSUs are the first awards granted under the 2014 Incentive Plan that vest based on performance conditions. The PRSUs will be earned and vested over a three-year performance period based upon (a) our Adjusted EBITDA performance for the third year of the performance period (i.e., the fiscal year ending September 30, 2018 (“fiscal 2018”)), where Adjusted EBITDA means the “Adjusted EBITDA” as defined for purposes of our earnings release disseminated to its stockholders and furnished on a Form 8-K, or similar public disclosure document, as determined by the Compensation Committee in its reasonable discretion, and (b) the percentage ratio determined where the numerator is the total shareholder return of our common stock (expressed as a percentage) and the denominator is the total shareholder return of the Russell 2000/Health Care Index (expressed as a percentage) (“Relative TSR”) as determined for the period beginning October 1, 2015 and ending September 30, 2018 on the assumption that an investor invested $100 in each of our common stock and the Russell 2000 Healthcare Index on October 1, 2015.

Vested PRSUs will be settled in shares of our common stock. The number of shares earned will range from 0% to 250% of the target award. The percentage level at which the performance conditions are satisfied will be determined by the Compensation Committee following the end of fiscal 2018. First, a preliminary payout will be determined based on the achievement of Adjusted EBITDA for fiscal 2018 as follows:

Level of Adjusted EBITDA Performance for Fiscal 2018	Preliminary Payout based on Adjusted EBITDA Performance
Threshold (92.7% of Target)	50%
Target (100% of Target)	100%
Maximum (107.3 % of Target)	200%

To the extent that Adjusted EBITDA is between the threshold and target levels or between the target and maximum levels, the percentage at which the Adjusted EBITDA performance condition is satisfied will be determined on a pro rata basis using straight line interpolation.

Second, the payout will be modified based upon our relative TSR performance for fiscal 2018. If our Relative TSR is less than 25%, the final payout will be decreased by 25%. If our Relative TSR is 75% or greater, the final payout will be increased by 25%. No adjustment will be made if our Relative TSR is 25% or greater but less than 75%.

Deferred Compensation. Under the National Mentor Holdings, LLC Executive Deferred Compensation Plan, the NEOs receive an allocation to their account based on a percentage of base salary. Mr. Nardella receives an allocation of 13% and Mr. Holler receives an allocation of 11% and Mr. Petersen and Ms. DeRenzo each receive an allocation of 9%. Prior to his retirement, Mr. Murphy received an allocation of 13%. These allocations are made as of the end of the plan year, December 31, for service rendered during the prior plan year. The balances earn a return, which for plan years 2015, 2014 and 2013 was a fixed rate of 6%. The plan is an unfunded, nonqualified deferred compensation arrangement, which provides deferred compensation to the executive officers. We may make additional discretionary allocations to the plan, although we did not do so in fiscal 2014 or fiscal 2015. A participant’s account balance is 100% vested and non-forfeitable and will be distributed to a participant following his or her retirement or termination from us, disability or death, or at our direction under certain circumstances.

A 401(k) plan is available to eligible employees, including the NEOs. Under the plan, we may make an annual discretionary matching contribution and/or profit-sharing contribution. To supplement the 401(k) plan, the National Mentor Holdings, LLC Executive Deferral Plan is available to highly compensated employees (as defined by Section 414(q) of the Internal Revenue Code), including the NEOs. Participants may contribute up to 100% of salary and/or incentive compensation bonus earned during the plan year. This plan is a nonqualified deferred compensation arrangement and is coordinated with our 401(k) plan so as to maximize a participant’s contributions and the Company’s matching contributions to the 401(k) plan, with the residual remaining in the Executive Deferral Plan. Amounts contributed to the 401(k) and/or Executive Deferral Plan are matched by us up to 1.5% of base salary (subject to Internal Revenue Service (“IRS”) compensation limits). Distributions are made upon a participant’s termination of employment, disability, death, retirement or at a time specified by the participant when he or she makes a deferral election. Participants can elect to have distributions made in a lump sum or in monthly installments over a five-year period. A specific-date election may be made only in a lump sum. We have established a grantor trust to accumulate assets to provide for the obligations under the plan. Any assets of the grantor trust are subject to the claims of our general creditors.

Severance and Change-in-Control Benefits. In connection with the IPO, we entered into an amended and restated employment agreement with Mr. Nardella and a third amended and restated employment agreement with Mr. Murphy. We also entered into employment agreements with each executive officer as of September 17, 2014. Each of these agreements provides for severance benefits to be paid to the NEO if the Company terminates his employment without “cause” or he resigns for “good reason”, each as defined in the applicable agreement. In connection with his retirement, we entered into a retirement agreement with Mr. Murphy. See “-Retirement Agreement.”

Other Benefits. The NEOs are entitled to participate in group health and welfare benefits on the same basis as all regular, full-time employees. These benefits include medical, dental, vision care, flexible spending accounts, term life insurance, short-term and long-term disability insurance and other benefits. In addition, all employees, including the executive officers, have the option of purchasing supplemental group term life insurance for themselves as well as coverage for their spouses and dependent children. Executive officers may also elect to receive Company-paid parking (plus gross-up for tax liability) and supplemental disability insurance and long-term care insurance, with the premiums paid for by us.

Compensation Risk. In June, 2015, FWC was engaged by the Compensation Committee to review the compensation policies and practices throughout the Company to assess the risks presented by such policies and practices. Based on FWC’s review, the Compensation Committee determined that such policies and practices are not reasonably likely to have a material adverse effect on us. In reaching this determination, we have taken into account the following design elements of our compensation programs and policies and practices: mixture of cash and equity opportunities, use of performance-based pay vehicles, use of financial metrics that are easily capable of review and avoidance of uncapped rewards.

Fiscal 2015 Summary Compensation Table

						Non-Equity	Nonqualified
						Incentive	Deferred
				Equity		Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Awards		Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($) (a)	($) (b)	($) (c)		($) (d)	($) (e)	($) (f)	($)
Edward M. Murphy	2015	401,881	—	0	(g)	374,039	14,725	1,715,610	2,506,255
Executive Chair	2014	429,073	—	750,000		369,321	10,881	77,555	1,636,830
	2013	461,923	—	—		470,858	12,577	82,269	1,027,627
Bruce F. Nardella	2015	577,211	—	—		483,913	—	87,174	1,148,298
President and Chief	2014	482,885	—	2,323,250	(h)	530,899	44,640	73,999	3,455,673
Executive Officer	2013	375,250	—	—		282,515	61,289	57,354	776,408
Denis M. Holler	2015	381,261	—	—		157,798	—	54,560	593,619
Chief Financial Officer	2014	343,495	—	421,875		192,355	52,971	50,067	1,060,763
(Former Treasurer)	2013	322,308	—	—		157,737	65,449	47,613	593,107
David M. Petersen	2015	320,000	—	—		208,441	516	41,990	570,947
President, Redwood	2014	320,000	—	360,000		213,995	13,119	41,915	949,029
Operating Group	2013	305,417	—	—		194,635	15,720	40,667	556,439
Linda De Renzo	2015	286,096	20,000	—		130,001	5,265	37,156	478,518
Chief Legal Officer	2014	286,096	—	320,625		152,900	5,240	37,052	801,913
	2013	276,115	—	—		137,635	5,225	35,794	454,769

(a)	Includes individual’s pre-tax contributions to health plans and contributions to retirement plans.
(b)	No bonuses were awarded to a NEO in fiscal years 2013, 2014 or 2015, except for a discretionary bonus to Ms. DeRenzo of $20,000 in fiscal 2015.
(c)	Other than the Class F Common Units awarded to Mr. Nardella (as further discussed in footnote h below), figures represent respective grant date fair value of the NQSOs and RSUs granted pursuant to the 2014 Incentive Plan. As described in “Compensation Discussion and Analysis,” the Class H units were modified in connection with our IPO in fiscal 2014. At the modification date, none of the Class H Units were considered probable of achieving their vesting conditions, so the incremental fair value as of the modification date for purposes of the Summary Compensation Table was zero. The fair value of the modified Class H Common Units (assuming the highest level of performance were achieved) were as follows: Mr. Murphy—$1.4 million; Mr. Nardella—$1.7 million; Mr. Holler—$1.0 million; Mr. Petersen—$0.7 million and Ms. De Renzo—$0.7 million.
(d)	Represents cash bonuses under The MENTOR Network Human Services and Corporate Management Incentive Compensation Plan.
(e)	Represents earnings in excess of 120% of the applicable federal long-term rate under the Executive Deferred Compensation Plan and the Executive Deferral Plan. In fiscal 2014, Mr. Nardella had a loss of $27,298 and Mr. Holler had a loss of $21,102.
(f)	Includes Company contributions to the Executive Deferred Compensation Plan and the Company match on executive contributions to the 401(k) plan and Executive Deferral Plan. The amounts in this column were estimated at the time and have not been restated, as any differences were immaterial. Also included are Company paid parking, tax gross-ups for Company paid parking, imputed income on group term life insurance premiums and Company contributions for supplemental disability insurance and long-term care insurance premiums available to the executive officers and severance payments to Mr. Murphy pursuant to his Retirement Agreement. For fiscal 2015, the components of All Other Compensation were as follows:

Name	Company Contributions to Executive Deferred Compensation Plan ($)	Company Match on Contributions to 401(k) and Executive Deferral Plan ($)	Company Paid Parking ($)	Gross-ups ($)	Group Term Life Insurance ($)	Supplemental Disability Insurance ($)	Severance Payments ($)	Long-Term Care Insurance ($)
Edward M. Murphy	52,000	3,956	1,200	559	3,213	2,781	1,648,000	3,901
Bruce F. Nardella	74,750	3,956	1,200	559	1,813	2,313	—	2,583
Denis M. Holler	41,250	3,956	1,200	559	2,584	2,565	—	2,446
David Petersen	28,800	3,956	—	—	2,408	3,652	—	3,174
Linda De Renzo	25,650	3,956	1,200	559	1,217	2,162	—	2,412

(g)	As described under “-Retirement Agreement” below, the Class H units granted to Mr. Murphy were modified in connection with his retirement agreement. At the modification date, Mr. Murphy’s Class H units were not considered probable of achieving their vesting conditions, so the incremental fair value as of the modification date for purposes of the Summary Compensation Table was zero. The incremental fair value of the Class H units as of the modification date, assuming that the highest level of performance was achieved, was $2.8 million.
(h)	Includes $167,000 in respect of estimated value of Class F Common Units that were granted to Mr. Nardella in connection with his promotion to Chief Executive Officer in January 2014.

Grants of Plan-Based Awards in Fiscal 2015

Estimated Possible Payouts Under Non-Equity Incentive Plan

The amounts below under “Estimated possible payouts under non-equity incentive plan awards” represent potential payouts relating to fiscal 2015 under The MENTOR Network Human Services and Corporate Management Incentive Compensation Plan based on percentages of base salary as in effect at September 30, 2015. For a description of the plan, see “—Compensation Discussion and Analysis—Annual Incentive Compensation”.

						All other
					All other	option
		Estimated possible payouts under non-equity incentive plan awards			stock awards: Number of shares of	awards: Number of securities underlying	Exercise or base price of option	Grant date fair value of stock and
		Threshold	Target	Maximum	stock or units	options	awards	option
Name	Grant Date	($)	($)	($)	(#)	(#)	($/Sh)	awards
Edward M. Murphy	N/A	200,000	400,000	600,000	—	—	—	—
Bruce F. Nardella	N/A	287,500	575,000	862,500	—	—	—	—
Denis M. Holler	N/A	93,750	187,500	281,250	—	—	—	—
David Petersen	N/A	80,000	160,000	240,000	—	—	—	—
Linda De Renzo	N/A	71,250	142,500	213,750	—	—	—	—

Outstanding Equity Awards at Fiscal 2015 Year-End

In connection with the IPO in fiscal 2014, each NEO received NQSOs and RSUs. Below is a chart of the NQSOs and RSUs the Company issued to the NEOs and outstanding as of September 30, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Not Exercisable)	Option Exercise Price	Option Expiration Date	Number of Shares Or Units of Stock that Have Not Vested	Market Value of Shares of Stock that Have Not Vested
Edward M. Murphy	16,303	32,608	$17.00	9/16/2024	14,706	$337,061.52
Bruce F. Nardella	46,873	93,746	$17.00	9/16/2024	42,280	$969,057.60
Denis M. Holler	9,170	18,342	$17.00	9/16/2024	8,272	$189,594.24
David Petersen	7,825	15,652	$17.00	9/16/2024	7,059	$161,792.28
Linda De Renzo	6,969	13,940	$17.00	9/16/2024	6,287	$144,098.04

The following table shows the units of the LLC held by the NEOs that were outstanding at fiscal year-end. After fiscal 2015, on October 1, 2015, in connection with an underwritten secondary offering, the LLC distributed all of the 25,250,000 shares of our common stock it held to its existing members in accordance with their respective membership interests and pursuant to the terms of the LLC Agreement and the management unitholders agreements. As a result, all of the units described below were earned and vested, and each of the NEOs received shares of our common stock as the payout in respect of his or her units of the LLC.

	Equity Incentive Plan Awards
Name	Number and Class of Earned Units Not Vested (#)	Payout Value of Earned Units Not Vested ($) (g)	Number and Class of Unearned Units Not Vested (#)	Payout Value of Unearned Units Not Vested ($) (g) (h)
Edward M. Murphy	664.13 B Common Units(a)	6,879.81
	696.90 C Common Units(a)	7,205.34
	26,095.96 D Common Units(a)	269,287.60
	6,737.50 B Common Units(b)	69,794.64
	7,070.00 C Common Units(b)	73,097.65
	7,490.00 D Common Units(b)	77,290.28
	701,245.51 F Common Units(c)	7,229,230.92
			200,000 H Common Units(d)	4,593,656.96
Bruce F. Nardella	664.13 B Common Units(a)	6,879.81
	696.90 C Common Units(a)	7,205.34
	21,723.95 D Common Units(a)	224,172.26
	962.50 B Common Units(f)	9,970.66
	1,010.00 C Common Units(f)	10,442.52
	1,070.00 D Common Units(f)	11,041.47
	5,775.00 B Common Units(b)	59,823.97
	6,060.00 C Common Units(b)	62,655.13
	6,420.00 D Common Units(b)	66,248.81
	455,617.52 F Common Units(c)	4,697,020.11
	33,333.33 F Common Units(e)	327,970.96
			66,666.67 F Common Units(e)	655,942.01
			100,000 H Common Units(d)	2,296,828.48
			150,000 H Common Units (e)	3,445,242.72
Denis M. Holler	664.13 B Common Units(a)	6,879.81
	696.90 C Common Units(a)	7,205.34
	21,723.95 D Common Units(a)	224,172.26
	481.25 B Common Units(f)	4,985.33
	505.00 C Common Units(f)	5,221.26
	535.00 D Common Units(f)	5,520.73
	6,256.25 B Common Units(b)	64,809.31
	6,565.00 C Common Units(b)	67,876.39
	6,955.00 D Common Units(b)	71,769.55
	355,617.52 F Common Units(c)	3,666,107.14
			150,000 H Common Units(d)	3,445,242.72
David Petersen	664.13 B Common Units(a)	6,879.81
	696.90 C Common Units(a)	7,205.34
	15,603.14 D Common Units(a)	161,010.83
	5,775.00 B Common Units(b)	59,823.97
	6,060.00 C Common Units(b)	62,655.13
	6,420.00 D Common Units(b)	66,248.81
	314,780.83 F Common Units(c)	3,245,116.41
			100,000 H Common Units(d)	2,296,828.48
Linda De Renzo	664.13 B Common Units(a)	6,879.81
	696.90 C Common Units(a)	7,205.34
	13,854.33 D Common Units(a)	142,964.63
	6,256.25 B Common Units(b)	64,809.31
	6,565.00 C Common Units(b)	67,876.39
	6,955.00 D Common Units(b)	71,769.55
	240,008.39 F Common Units(c)	2,474,277.62
			100,000 H Common Units(d)	2,296,828.48

(a)	Granted on August 22, 2008 in connection with compensatory grants under the NMH Investment, LLC 2006 Unit Plan, as amended. The units fully vested on May 10, 2011. Because payment of the value of the B, C and D Common Units was deferred until termination of a recipient’s employment with the Company or the occurrence of a liquidity event, we included all such awards under the column for equity incentive plan awards that have been earned but have not vested. Vesting is explained in more detail above, under “—Compensation Discussion and Analysis—Equity-Based Compensation”.
(b)	Granted on January 12, 2007 in connection with the initial compensatory grants under the NMH Investment, LLC 2006 Unit Plan. The units fully vested on May 10, 2011. Because payment of the value of the B, C and D Common Units was deferred until termination of a recipient’s employment with the Company or the occurrence of a liquidity event, we included all such awards under the column for equity incentive plan awards that have been earned but have not vested. Vesting is explained in more detail above, under “—Compensation Discussion and Analysis—Equity-Based Compensation”.
(c)	Granted on June 15, 2011, in connection with compensatory grants under the NMH Investment, LLC 2006 Unit Plan, as amended. The units were 75% vested upon grant date, and the remaining 25% vested on December 15, 2012. Because payment of the value of the F Common Units was deferred until termination of a recipient’s employment with the Company or the occurrence of a liquidity event, we included all such awards under the column for equity incentive plan awards that have been earned but have not vested. Vesting is explained in more detail above, under “—Compensation Discussion and Analysis—Equity-Based Compensation”.
(d)	Granted on September 20, 2012 in connection with compensatory grants under the NMH Investment, LLC 2006 Unit Plan, as amended. The units provided that to the extent that the multiple of investment received by Vestar and its affiliates meets or exceeds 1.5. Because payment of the value of the H Common Units is deferred until the occurrence of a specified liquidity threshold, we included all such awards under the column for equity incentive plan awards that have not been earned and have not vested. Vesting is explained in more detail above, under “—Compensation Discussion and Analysis—Equity-Based Compensation”.
(e)	In connection with his promotion to Chief Executive Officer effective as of January 1, 2014, Mr. Nardella was granted 100,000 F Common Units and 100,000 H Common Units. Pursuant to the terms of his Class F-1 MUSA, one third (or 33,333) of Mr. Nardella’s Class F Units vested as of January 24, 2015. Vesting is explained in more detail above, under “—Compensation Discussion and Analysis—Equity-Based Compensation”.
(f)	Granted on August 14, 2007 under the NMH Investment, LLC 2006 Unit Plan, as amended, in recognition of the NEO’s promotion. The units fully vested on May 10, 2011, to the extent not already vested. Because payment of the value of the B, C and D Common Units was deferred until termination of a recipient’s employment with the Company or the occurrence of a liquidity event, we included all such awards under the column for equity incentive plan awards that have been earned but have not vested. Vesting is explained in more detail above, under “—Compensation Discussion and Analysis—Equity-Based Compensation”.
(g)	To estimate the value of the units in the LLC, the Company valued the 25,250,000 shares of Civitas Common Stock held by the LLC based on a 21 day average closing share price on the New York Stock Exchange and assigned a value to each unit in accordance with the distribution formula set forth in the LLC Agreement. For the purposes of the Distribution, the LLC valued each class of LLC units as follows: B Common Units: $10.36 per unit; C Common Units: $10.34 per unit; D Common Units $10.32 per unit; F Common Units: $10.31 per unit, except for the F Units granted to Mr. Nardella on January 1, 2014 which are valued at $9.84 per unit; H Common Units: $22.97 per unit. The payout value in the table is based on these values. The shares of common stock distributed by the LLC were allocated among the LLC members based on the aggregate dollar value assigned to their units.
(h)	On September 25, 2015, the LLC approved the Distribution conditioned on the pricing of the secondary offering. The secondary offering priced on October 1, 2015 and the LLC members received their allocated shares of our common stock as the payout in respect of their units on that date.

Option Exercises and Stock Vested

No options were exercised during fiscal 2015.

The following table provides additional information about the value realized by our named executive officers upon stock award vesting during fiscal 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Market Value of Shares of Units of Stock on Vesting ($)	Value Realized on Vesting ($)
Edward M. Murphy	—	—	7,353	$26.41	$194,192.73
Bruce F. Nardella	—	—	21,139	$26.41	$558,280.99
Denis M. Holler	—	—	4,136	$26.41	$109,231.76
David Petersen	—	—	3,529	$26.41	$93,200.89
Linda De Renzo	—	—	3,143	$26.41	$83,006.63

The value realized by the NEOs upon vesting of the LLC units in the Distribution will be reflected in the Option Exercises and Stock Vested Table for fiscal 2016 because the vesting of the LLC units occurred on October 1, 2015.

Pension Benefits

We do not have any pension plans.

Fiscal 2015 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($) (a)(b)	Company Contributions in Last Fiscal Year ($) (b)(c)	Aggregate Earnings in Last Fiscal Year ($) (b)(d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)

Edward M. Murphy	12,000	55,956	37,395	409	767,675
Bruce F. Nardella	178,725	78,706	5,680	—	1,142,581
Denis M. Holler	7,500	45,206	14,167	—	1,125,664
David Petersen	53,499	32,756	19,819	9,317	648,194
Linda De Renzo	5,700	29,606	14,718	438	313,351

(a)	Represents amounts contributed to the Executive Deferral Plan during fiscal 2015. The Executive Deferral Plan is available to highly compensated employees to supplement the 401(k) plan. For details about the plan, see “— Compensation Discussion and Analysis—Deferred Compensation”, above.
(b)	All of the amounts reported under “Executive Contributions in Last Fiscal Year” and “Company Contributions in Last Fiscal Year” are reported as compensation for fiscal 2015 in the Summary Compensation Table. Under “Aggregate Earnings in Last Fiscal Year”, the following amounts are reported as compensation in the Summary Compensation Table that were in excess of 120% of the applicable federal long-term rate are as follows:

Edward M. Murphy	$14,725
Bruce F. Nardella	—
Denis M. Holler	—
David Petersen	516
Linda De Renzo	5,265

(c)	Represents Company match (up to 1.5% of base salary) on executive contributions to the Executive Deferral Plan, plus Company contributions to the Executive Deferred Compensation Plan. The Executive Deferred Compensation Plan is an unfunded, nonqualified deferred compensation arrangement to provide deferred compensation to executive officers. For details about both these plans, see “—Compensation Discussion and Analysis—Deferred Compensation” above.

(d)	Represents the 6% return credited to the participant’s account in the Executive Deferred Compensation Plan for balances in fiscal 2015, plus the executives’ respective returns for amounts invested in the Executive Deferral Plan.
(e)	Represents amounts withdrawn from the Executive Deferral Plan and deposited into the executive’s respective 401(k) account in accordance with IRS rules.
(f)	Represents aggregate balances in Executive Deferral Plan and Executive Deferred Compensation Plan for each executive as of fiscal year-end. Of the amounts in this column, the following amounts have been reported as Company contributions in the All Other Compensation column in the Summary Compensation Table for fiscal 2015, fiscal 2014 and fiscal 2013.

	Fiscal 2015	Fiscal 2014	Fiscal 2013

Edward M. Murphy	$55,956	$59,131	$63,931
Bruce F. Nardella	78,706	65,444	48,881
Denis M. Holler	45,206	41,098	39,281
David Petersen	32,756	32,681	31,481
Linda De Renzo	29,606	29,531	28,669

Stock Ownership Guidelines for Named Executive Officers

The Compensation Committee recently adopted stock ownership guidelines for its executive officers, operating group presidents and vice presidents. The stock ownership guidelines for the Company’s named executive officers are determined as a multiple of the officer’s base salary. The Company’s chief executive officer is required to hold shares of Civitas common stock with a value equal to at least six (6) times his annual base salary. The Company’s chief financial officer is required to hold shares of Civitas common stock with a value equal to at least four (4) times his annual base salary. All other named executive officers are required to hold shares of Civitas common stock with a value equal to three (3) times his or her annual base salary. This ownership guideline is calculated using the applicable base salary as of October 1st each year and measured against the average of the month-end closing prices of the Company’s stock for the prior 12 months. Named executive officers are not required to achieve the applicable level of ownership within any time period but until the chief executive officer or the chief financial officer attains the guidelines he is required to retain 100% of net profit shares. All other executives are required to retain 50% of net profit shares until he or she complies with the guidelines.

Employment Agreements

We entered into an employment agreement with Mr. Murphy at the time of the Merger, which was amended in 2009 (for compliance with Section 409A under the Internal Revenue Code), further amended and restated on December 16, 2013, effective as of January 1, 2014, to reflect his resignation as Chief Executive Officer and his election to Executive Chair and further amended and restated on September 17, 2014 in connection with the IPO (the “Murphy Agreement”). The initial term of the Murphy Agreement is three years, after which the agreement was to renew automatically each year for a one-year term, unless terminated earlier by the parties. The Murphy Agreement provided for a base salary of $400,000 per year, subject to review and adjustment from time to time, with an annual bonus from the incentive compensation plan equal to no less than Mr. Murphy’s base salary if we reached certain yearly determined performance objectives. Under the terms of the Murphy Agreement, if Mr. Murphy was terminated by us without “cause” or Mr. Murphy resigned with “good reason”, we would be obligated to continue to pay him his base salary and targeted incentive compensation for two years following the date of such termination, as well as a pro rata incentive compensation amount for the year in which such termination occurs if termination occurs within the second half of the year and a monthly payment of $2,000 for two years. The definition of “cause” includes the commission of fraud or embezzlement, an indictment or conviction for a felony or a crime involving moral turpitude, willful misconduct, violation of any material written policy of the Company, material neglect of duties, failure to comply with reasonable Board directives and material breach of any agreement with us or our securityholders or affiliates. The definition of “good reason” includes a material change in title, duties and responsibilities, a reduction in Mr. Murphy’s annual base salary or annual bonus opportunity (subject to certain exclusions), a material breach by us of the Murphy Agreement, and relocation of Mr. Murphy’s principal place of work from its current location to a location that is beyond a 50-mile radius of such location. Under the terms of the Murphy Agreement, if Mr. Murphy was terminated due to death or disability, he would be entitled to accelerated vesting of a pro rata portion of his unvested time-based equity awards under the 2014 Incentive Plan and if Mr. Murphy was terminated (other than for “cause” and other than due to death or disability) within six months prior to or 24 months following a change in control, he would be entitled to (i) the same severance payments as provided for in the event of a termination without “cause” or for “good reason” and (ii) accelerated vesting of all of his unvested time-based equity awards under the 2014 Incentive Plan. The payment of severance benefits would be conditioned upon the execution and non-

revocation of a release. The Murphy Agreement contains provisions pursuant to which Mr. Murphy has agreed not to disclose our confidential information. Mr. Murphy also agreed not to solicit our employees or contractors, nor compete with us for a period of two years after his employment with us has been terminated. In August, 2015, Mr. Murphy announced his retirement as Executive Chair of the Company, effective as of December 31, 2015. See “—Retirement Agreement” for a description of the benefits to be paid to Mr. Murphy in connection with his retirement.

On December 16, 2013, we entered into an employment agreement with Bruce Nardella, effective as of January 1, 2014, in connection with his promotion to Chief Executive Officer, which was amended and restated on September 17, 2014 in connection with the IPO (the “Nardella Agreement”). The Nardella Agreement has an initial term of three years, after which the agreement renews automatically each year for a one-year term, unless terminated earlier by the parties. The Nardella Agreement provides for a base salary of $575,000 per year, subject to review and adjustment from time to time, with an annual bonus from the incentive compensation plan equal to no less than Mr. Nardella’s base salary if we reach certain yearly determined performance objectives. Under the terms of the Nardella Agreement, if Mr. Nardella is terminated by us without “cause” or Mr. Nardella resigns with “good reason”, we are obligated to continue to pay him his base salary and targeted incentive compensation for two years following the date of such termination, as well as a pro rata incentive compensation amount for the year in which such termination occurs if termination occurs within the second half of the year and a monthly payment of $2,000 for two years. The definition of “cause” includes the commission of fraud or embezzlement, an indictment or conviction for a felony or a crime involving moral turpitude, willful misconduct, violation of any material written policy of the Company, material neglect of duties, failure to comply with reasonable Board directives and material breach of any agreement with us or our securityholders or affiliates. The definition of “good reason” includes a material change in title, duties and responsibilities, a material reduction in Mr. Nardella’s annual base salary or annual bonus opportunity (subject to certain exclusions), a material breach by us of the Nardella Agreement, and relocation of Mr. Nardella’s principal place of work from its current location to a location that is beyond a 50-mile radius of such location. Under the terms of the Nardella Agreement, if Mr. Nardella is terminated due to death or disability, he will be entitled to accelerated vesting of a pro rata portion of his unvested time-based equity awards under the 2014 Incentive Plan and if Mr. Nardella is terminated (other than for “cause” and other than due to death or disability) within six months prior to or 24 months following a change in control, he will be entitled to (i) the same severance payments as provided for in the event of a termination without “cause” or for “good reason” and (ii) accelerated vesting of all of his unvested time-based equity awards under the 2014 Incentive Plan. The payment of severance benefits will be conditioned upon the execution and non-revocation of a release. The Nardella Agreement contains provisions pursuant to which Mr. Nardella has agreed not to disclose our confidential information. Mr. Nardella has also agreed not to solicit our employees or contractors, nor compete with us for a period of two years after his employment with us has been terminated.

In connection with the IPO, we entered into new employment agreements with each of our executive officers who previously had a severance agreement, including all of the other NEOs (Mr. Holler, Mr. Petersen and Ms. De Renzo). The employment agreements (i) provide for an employment term of one year with automatic renewals unless terminated in accordance with the agreement, (ii) specify the executive’s position, duties, annual base salary and target bonus and (iii) provide for customary business expense reimbursement. The employment agreements for these executive officers provides that if the executive officer is terminated without “cause” or resigns for “good reason,” he or she will be, subject to execution and non-revocation of a release, entitled to (i) continued payment of his base salary for one year, (ii) payment of an amount equal to his or her target bonus, (iii) payment of a pro rata bonus for the year in which such termination occurs if termination occurs within the second half of the year and (iv) a monthly payment of $2,000 for 24 months. If the executive officer is terminated due to death or disability, he or she is entitled to (i) payment of a pro rata bonus for the year in which such termination occurs and (ii) accelerated vesting of a pro rata portion of his or her unvested time-based equity awards under the 2014 Incentive Plan. If the executive officer is terminated (other than for “cause” and other than due to death or disability) within six months prior to or 24 months following a change in control, he or she is entitled to (i) the same severance payments as provided for in the event of a termination without “cause” or for “good reason,” except that the payment of his base salary will continue for 18 months instead of 12 months following such termination, and (ii) accelerated vesting of all of his or her unvested time-based equity awards under the 2014 Incentive Plan. The employment agreements contain provisions pursuant to which each executive officer has agreed not to disclose our confidential information. Each executive officer also agreed not to solicit our employees or contractors, nor compete with us for a period of one year after his or her employment with us has been terminated.

Retirement Agreement

In connection with Mr. Murphy’s retirement, we entered into a retirement agreement with him (the “Retirement Agreement”) on August 19, 2015. Pursuant to the Retirement Agreement, provided that he executes a customary general release of claims against us, Mr. Murphy will receive severance benefits including (i) any earned but unpaid base salary, any earned but unpaid bonus for fiscal 2015 and accrued but unpaid vacation and reimbursable travel and work-related expenses through December 31, 2015 (the “Retirement Date”); (ii) his base salary in effect as of the Retirement Date for a period of two years beginning on the Retirement Date; (iii) an additional amount equal to $2,000 per month for a period of two years beginning on the Retirement Date; and (iv) an amount equal to Mr. Murphy’s target annual bonus under the annual incentive plan of 100% of base salary in each of 2016 and 2017. In addition, provided Mr. Murphy remains employed with us through the Retirement Date, Mr. Murphy’s unvested Class H Units would have remained outstanding following the Retirement Date and would have continued to have the opportunity to vest, subject to the satisfaction of certain performance goals, pursuant to the agreement by which the Class H Units were granted. The Retirement Agreement confirms that Mr. Murphy may exercise any of his vested stock options within the 90 days following the end of his service on the Board of Directors. The Retirement Agreement also reaffirms Mr. Murphy’s agreements under his existing employment agreement not to disclose confidential information, not to solicit our employees or contractors and not to compete with us for a period of two years beginning on the Retirement Date.

Pursuant to the Retirement Agreement, we expect to pay him the following amounts in connection with his retirement: (i) $800,000 over a period of two years, representing a continuation of his salary, (ii) $48,000 over a period of two years (representing a payment of $2,000 per month for 24 months in lieu of continuing health and welfare benefits) and (iii) $800,000 over the next two years, representing his target annual bonus of 100% of base salary under the incentive compensation plan for two years after his retirement.

Estimated Severance and Change-in-Control Payments

The employment agreements of the executive officers provide for severance benefits in the event of termination under certain circumstances. The following table shows the amount of potential severance benefits for the NEOs pursuant to their employment agreements, assuming that termination occurred as of September 30, 2015, our fiscal year-end.

			Termination without
			“cause” or for “good
	Termination with	Termination without	reason” within 6
	“cause” or	“cause” or	months prior to or
	resignation without	resignation for “good	24 months following
Name	“good reason”	reason”	a change in control	Death or Disability
Edward M. Murphy (a)
Salary (b)	—	800,000	800,000	—
Bonus (c)	374,039	1,174,039	1,174,039	374,039
Value of Continued Benefits (d)	—	48,000	48,000	—
Accelerated Vesting of Equity Awards (e)	—	—	5,124,101	4,604,892

Total	374,039	2,022,039	7,146,140	4,978,931

Bruce F. Nardella
Salary (b)	—	1,150,000	1,150,000	—
Bonus (c)	483,913	1,633,913	1,633,913	483,913
Value of Continued Benefits (d)	—	48,000	48,000	—
Accelerated Vesting of Equity Awards (e)	—	—	7,922,534	6,429,816

Total	483,913	2,831,913	10,754,447	6,913,729

Denis M. Holler
Salary (b)	—	375,000	562,500	—
Bonus (c)	157,798	345,298	345,298	157,798
Value of Continued Benefits (d)	—	48,000	48,000	—
Accelerated Vesting of Equity Awards (e)	—	—	3,743,679	3,451,627

Total	157,798	768,298	4,699,477	3,609,425

David Petersen
Salary (b)	—	320,000	480,000	—
Bonus (c)	208,441	368,441	368,441	208,441
Value of Continued Benefits (d)	—	48,000	48,000	—
Accelerated Vesting of Equity Awards (e)	—	—	2,551,452	2,302,228

Total	208,441	736,441	3,447,893	2,510,669

Linda De Renzo
Salary (b)	—	285,000	427,500	—
Bonus (c)	150,001	292,501	292,501	150,001
Value of Continued Benefits (d)	—	48,000	48,000	—
Accelerated Vesting of Equity Awards (e)	—	—	2,523,623	2,301,657

Total	150,001	625,501	3,291,624	2,451,658

(a)	For a description of the benefits to be paid pursuant to Mr. Murphy’s Retirement Agreement, see “-Retirement Agreement.”
(b)	Under each of Mr. Murphy’s and Mr. Nardella’s employment agreement, if Mr. Murphy or Mr. Nardella is terminated without cause or resigns for good reason, Mr. Murphy’s or Mr. Nadella’s salary would continue for two years following the date of termination. For each of the other NEOs, under their employment agreements, (1) if the NEO is terminated without cause or a resignation for good reason, then he or she would continue to receive his or her salary for 12 months, and (2) if the NEO is terminated without cause or resigns for good reason within six months prior to or 24 months following a change in control, the NEO would continue to receive his or her salary for 18 months. These amounts would be payable over time in accordance with the Company’s regular payroll practices.

(c)	Under each of Mr. Murphy’s and Mr. Nardella’s employment agreement, (1) if Mr. Murphy or Mr. Nardella is terminated without cause or resigns for good reason, then Mr. Murphy or Mr. Nadella would receive an amount equal to his earned but unpaid bonus as of September 30, 2015 plus his target annual bonus of 100 percent of base salary under the cash incentive compensation plan for two years after termination, and (2) if Mr. Murphy or Mr. Nardella is terminated for cause, resigns for good reason or is terminated due to death or disability, then Mr. Murphy or Mr. Nardella would receive an amount equal to his earned but unpaid bonus as of September 30, 2015 . For each of the other NEOs, under their employment agreements, (1) if the NEO is terminated without cause or resigns for good reason, then he or she would receive an amount equal to his or her earned but unpaid bonus as of September 30, 2015 plus his or her target annual bonus of 50 percent of his or her salary for one year following the date of termination, and (2) if the NEO is terminated for cause, resigns for good reason or is terminated due to death or disability, then he or she would receive an amount equal to his earned but unpaid bonus as of September 30, 2015. These amounts would be payable in a single lump sum no later than March 15th of the calendar year following the calendar year in which the applicable fiscal year ended.
(d)	Under each NEO’s employment agreement, each NEO is entitled to receive $2,000 per month for 24 months in lieu of continuing health and welfare benefits if the NEO is terminated without cause or resigns for good reason.
(e)	Under each NEO’s employment agreement, (1) if the NEO is terminated without cause or resigns for good reasons within six months prior to or 24 months following a change in control, all of his or her time-based equity awards under the 2014 Incentive Plan would vest in full, and all of his or her Class H Common Units would have vested in full (and in the case of Mr. Nardella, his unvested Class F Common Units would have vested in full), and (2) if the NEO is terminated due to death or disability, all of his or her time-based equity awards under the 2014 Incentive Plan would vest in proportion to the period of time that elapsed between the grant date of such awards and the date of such termination, and all of his or her Class H Common Units would have vested in full (and in the case of Mr. Nardella, his unvested Class F Common Units would have vested in full). The value associated with accelerating the vesting of the Class F Common Units and the Class H Common Units is calculated using the value of the 25,250,000 shares of our Common Stock held by the LLC based on a 21 day average share price and then assigning a value to each unit in accordance with the distribution calculation set forth in the LLC Agreement. After fiscal 2015, on October 1, 2015, in connection with an underwritten secondary offering, the unvested Class H Common Units and Class F Common Units vested and each of the NEOs received shares of our common stock as the payout in respect of his or her units. The value of accelerated time-based RSUs is calculated using the closing price per share of our common stock on September 30, 2015, or $22.92. The value of accelerated stock options is calculated using the difference between $22.92 and the exercise price of the applicable option.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Chris A. Durbin (Chair)

James L. Elrod, Jr.

Pamela F. Lenehan

Guy Sansone

Equity Compensation Plan Information

The following table provides information as of September 30, 2015 regarding the number of shares of our common stock that may be issued under our equity compensation plans:

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities		Equity Compensation
	to be Issued Upon	Weighted Average	Plans (Excluding
	Exercise of	Exercise Price of	Securities Reflected in
Plan Category	Outstanding Options (a)	Outstanding Options (b)	First Column)(c)
Equity Compensation Plans Approved by Stockholders	953,835	$16.98	3,304,908
Equity Compensation Plans Not Approved by Stockholders	N/A	N/A	N/A

(a)	Includes: (i) 567,900 shares of common stock issuable pursuant to outstanding stock option awards as of September 30, 2015 with a weighted-average exercise price of $16.98; and (ii) 385,935 shares of common stock issuable pursuant to outstanding RSU awards as of September 30, 2015. There is no exercise price associated with the vesting of RSU awards.
(b)	The calculation of the weighted-average exercise price in this column excludes the shares issuable pursuant to outstanding RSU awards as of September 30, 2015, because there is no exercise price associated with the vesting of RSU awards.
(c)	Pursuant to the terms of the 2014 Incentive Plan, the aggregate number of shares of common stock which may be issued or used for reference purposes under the 2014 Incentive Plan or with respect to awards which may be granted was initially 3,325,500 shares. This number will automatically increase on the first day of each fiscal year the 2014 Incentive Plan is in effect by 3.0% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or a lesser amount determined by the Compensation Committee. Accordingly, on October 1, 2014, the total number of shares of our common stock available for issuance under the 2014 Incentive Plan increased by 1,108,500 which is included in the 3,304,908 above. On October 1, 2015, the total number of shares of our common stock available for issuance under the 2014 Incentive Plan increased by 1,112,797, which is not included in the 3,304,908 above.

Certain Relationships and Related Party Transactions

Limited Liability Company Agreement

On September 16, 2014, the LLC entered into the Seventh Amended and Restated Limited Liability Company Agreement (as amended, the “Limited Liability Company Agreement”) by and among the LLC, Vestar, an affiliate of Vestar, the management and director investors and future parties to such agreement. Under the Limited Liability Company Agreement, the management committee of the LLC consists of members elected by a plurality vote of the holders of the LLC’s Class A Common Units consisting of the designees of Vestar as determined in accordance with the Securityholders Agreement described below and one additional person. The management committee has four members. Subject to the terms of the Securityholders Agreement, any member of the management committee may be removed at any time by the holders of a majority of the total voting power of the outstanding Class A Common Units.

The management committee manages and controls the business and affairs of the LLC and has the power to, among other things, amend the Limited Liability Company Agreement, approve any significant corporate transactions and appoint officers. It can also delegate such authority by agreement or authorization.

The Limited Liability Company Agreement also contains agreements among the parties with respect to the allocation of net income and net loss and the distribution of assets among the holders of the Preferred Units and the Common Units. The value of the Preferred Units accrues over time so that holders of the Preferred Units are entitled to receive a specified rate of return upon distributions by the LLC prior to any distributions in respect of the Common Units. On July 5, 2007, the Company paid a dividend to its largest stockholder, the LLC, which was used by the LLC to pay a return of capital with respect to its Preferred Units. The LLC froze the accrual of the Preferred Units as of December 31, 2010, and the LLC restarted the accrual of the Preferred Units from July 1, 2013.

Following the consummation of the Distribution, in accordance with resolutions adopted by the LLC, the LLC is being dissolved and the Limited Liability Company Agreement will be terminated. This is expected to occur no later than January 31, 2016.

Management Unit Subscription Agreements

In connection with the acquisition of the LLC by Vestar on June 29, 2006, the LLC entered into several agreements with management investors and with Mr. Torres, pursuant to which such investors subscribed for and purchased Preferred Units and Class A Common Units (which is the only class of voting equity interests in the LLC). Robert Melia, our Chief Business Development Officer, and Kathleen Federico, our Chief Human Resources Officer, also subscribed for and purchased Preferred Units and Class A Common Units after their respective start dates with the Company. The Preferred Units and 30% of the Class A Common Units were vested with respect to appreciation upon issuance. The remaining 70% of the units vested ratably over 49 months, and thus all of the issuances are fully vested.

In addition, the LLC has previously entered into agreements with management investors, including all of the executive officers, whereby such management investors were granted non-voting Class B management Common Units, Class C Common Units, Class D Common Units, Class F Common Units and/or, for certain investors, Class G Common Units or Class H Common Units, all at either nominal or no cost. The Class B, Class C and Class D Common Units’ rights to share in an increase in value of the LLC are fully vested for all holders. With respect to the executive officers except for Mr. Cohen, based on the fact they were hired before December 31, 2008, the Class F Common units were 75% vested when issued, and the remaining 25% vested as of December 15, 2012. Mr. Cohen was issued Class F Common Units at no cost in December 2011 after he joined the Company. In connection with his promotion, Mr. Nardella was issued Class F Common Units at no cost in January 2014. Mr. Cohen’s and Mr. Nardella’s Class F Common Units are vesting over a three-year period, with one-third vesting each year upon the anniversary of the date the units were issued. Mr. Cohen’s Class F Common Units fully vested as of December 31, 2014. The Class G Common Units vested upon the consummation of our IPO. The agreement governing the Class H Common Units originally provided that such units would vest upon the consummation of a sale of the Company. In connection with our IPO, we amended the terms of the Class H Common Units so that they will vest upon the earlier to occur of a “sale of the Company” and the achievement of a multiple of investment return threshold by Vestar and its affiliates.

In the aggregate, the Class B, Class C, Class D and Class F Common Units represent the right to receive 10.0% of the increase in value of the common equity interests in the LLC. The Class G Common Units will share with the Class A Common Units the increase in value of the common equity interests in the LLC that was formerly allocated solely to the Class A Common Units.

Once vested, the holders of Class H Common Units will be entitled to receive between 0.0% and 5.0% of the common equity value distributed by the LLC to its unitholders depending upon the multiple of investment achieved by Vestar and its affiliates.

The LLC may be required to purchase a certain percentage of an executive officer’s Preferred, Class A, Class B, Class C, Class D and Class F Common Units in the event of such investor’s disability, death or retirement. In addition, the LLC has the right to purchase all or a portion of a management investor’s units upon the termination of such investor’s active employment with the Company or its affiliates. The price at which the units will be purchased will vary depending on a number of factors, including (i) the circumstances of such termination of employment and whether the management investor engages in certain proscribed competitive activities following employment, (ii) the length of time such units were held and (iii) the financial performance of the LLC over a certain specified time period. However, the LLC shall not be obligated to purchase any units at any time to the extent that the purchase of such units, or a payment to the LLC by one of its subsidiaries in order to fund such purchase, would result in a violation of law, a financing default or adverse accounting consequences, or if a financing default exists which prohibits such purchase or payment. From time to time, the LLC may enter into additional management subscription agreements with the management investors or additional members of management pursuant to which it may issue additional units.

Following the consummation of the Distribution, in accordance with resolutions adopted by the LLC, the LLC is being dissolved and the management unit subscription agreements will be terminated.

Director Unit Subscription Agreements

In connection with her election to our board of directors in December 2008, Pamela F. Lenehan entered into a Director Unit Subscription Agreement with the LLC. Ms. Lenehan subscribed for specified amounts of Preferred Units, Class A Common Units and Class E Common Units of the LLC for an aggregate purchase price of $125,159. These units were issued to Ms. Lenehan in January 2009. In connection with his election to our board of directors in December 2009, Guy Sansone was offered the opportunity to subscribe for 3,187 Class E Common Units of the LLC for an aggregate purchase price of $159.35. These units were issued to Mr. Sansone in September 2010.

Following the consummation of the Distribution, in accordance with resolutions adopted by the LLC, the LLC is being dissolved and the director unit subscription agreements will be terminated.

Securityholders Agreement

On September 16, 2014, the LLC entered into an Amended and Restated Securityholders Agreement (the “Securityholders Agreement”) among the LLC, Vestar, an affiliate of Vestar, the management and director investors and any future parties to such agreement as amended (collectively, the “Securityholders”).

The Securityholders Agreement provides that the Securityholders will vote all of their units to elect and continue in office a management committee of the LLC composed of: (a) up to three designees of Vestar; and (b) one designee of the employee investors.

In addition, each Securityholder has agreed, subject to certain limited exceptions, that he or she will vote all of his units as directed by Vestar in connection with amendments to the LLC’s organizational documents, mergers or other business combinations, the disposition of all or substantially all of the LLC’s property and assets, reorganizations, recapitalizations or the liquidation, dissolution or winding up of the LLC.

The Securityholders Agreement provides (i) the LLC has a right of first refusal with respect to proposed transfers of securities of the LLC by the employee investors, (ii) the management with “tag-along” rights with respect to transfers of securities beneficially owned by Vestar, its partners or their transferees, (iii) Vestar with “take-along” rights with respect to securities owned by the investors in a sale of a majority of the equity or voting interests of the LLC, NMH Holdings, LLC or certain of their holding company subsidiaries, or in a sale of all or substantially all of the assets of the LLC and its subsidiaries and (iv) the employee investors who own Preferred Units or Class A Common Units with certain participation rights in issuances of new Preferred Units or Common Units by the LLC to Vestar and its affiliates. In addition, Vestar has certain rights to require the LLC (or its successors) to register securities held by the Securityholders under the Securities Act of 1933, as amended (the “Securities Act”) up to eight times, and Vestar and the other Securityholders have certain rights to participate in publicly registered offerings of the LLC’s common equity initiated by the LLC or other third parties; provided that Vestar and the other Securityholders will not have registration rights with respect to registerable securities under the Securityholders Agreement if such Securityholder has registration rights under the registration rights agreement described below under “—Registration Rights Agreement” with respect to such securities.

Following the consummation of the Distribution, in accordance with resolutions adopted by the LLC, the LLC is being dissolved and the Securityholders Agreement will be terminated.

Director Nominating Agreement

On September 16, 2014, we entered into a director nominating agreement with the LLC, which contains provisions relating to nominations for the election of directors. The director nominating agreement provides that the LLC or affiliates of Vestar will have the right to nominate: (i) eight of nine directors so long as the LLC and affiliates of Vestar collectively own at least 40% of the total voting power of Civitas; (ii) seven of nine directors so long as the LLC and affiliates of Vestar collectively own at least 35% of the total voting power of Civitas; (iii) six of nine directors so long as the LLC and affiliates of Vestar collectively own at least 30% of the total voting power of Civitas; (iv) five of nine directors so long as the LLC and affiliates of Vestar collectively own at least 25% of the total voting power of Civitas; (v) four of nine directors so long as the LLC and affiliates of Vestar collectively own at least 20% of the total voting power of Civitas; (vi) three of nine directors so long as the LLC and affiliates of Vestar collectively own at least 15% of the total voting power of Civitas; (vii) two of nine directors so long as the LLC and affiliates of Vestar collectively own at least 10% of the total voting power of Civitas; (viii) one of nine directors so long as the LLC and affiliates of Vestar collectively own at least 5% of the total voting power of Civitas. In each case we will agree to take certain actions to support those nominees for election and include the nominees in the proxy statements for the stockholders meetings at which directors are to be elected. In connection with the Distribution, on October 1, 2015, the LLC assigned the director nominating agreement to an affiliate of Vestar that was a member of the LLC.

Registration Rights Agreement

On September 16, 2014, we entered into a registration rights agreement with the LLC. Pursuant to the registration rights agreement, the LLC is entitled to request that we register the shares of our common stock held by the LLC on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” The LLC is also entitled to participate in certain registered offerings by us, subject to the terms and conditions in the registration rights agreement. We will pay the LLC’s expenses in connection with the LLC’s exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held by the LLC as of the closing of our IPO and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities. However, any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act or repurchased by us or our subsidiaries. In addition, with our consent and the consent of the holders of a majority of Registrable Securities, any Registrable Securities held by a person other than Vestar Capital Partners V, L.P. and its affiliates, upon notice from us, will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

In connection with the Distribution, the LLC’s registration rights were assigned to all of the members of the LLC, upon each such member’s execution of a joinder to that agreement pursuant to which they agreed to become subject to all of the rights and obligations thereunder, and the members of the LLC became subsequent holders of the Registrable Securities. On October 1, 2015, we and the LLC amended and restated the registration rights agreement to provide that, notwithstanding the general rule that underwriter cutbacks will be applied pro rata among the subsequent holders of Registrable Securities except that in all future offerings, Edward M. Murphy will be permitted to include at least 35% of the Registrable Securities he received in the Distribution, if the underwriters agree that the Registrable Securities he includes in excess of his pro rata portion can be sold without any adverse effect to the offering, and the Registrable Securities to be included by Vestar and its affiliates will be reduced by the amount by which Mr. Murphy’s participation exceeds his pro rata portion.

Indemnification Agreements

We have indemnification agreements with each of our directors and executive officers. Under the indemnification agreements, directors and executive officers are indemnified against certain expenses, judgments and other losses resulting from involvement in legal proceedings arising from service as a director or executive officer. Civitas will advance expenses incurred by directors or executive officers in defending against such proceedings, and indemnification is generally not available for proceedings brought by an indemnified person (other than to enforce his or her rights under the indemnification agreement). If an indemnified person elects or is required to pay all or any portion of any judgment or settlement for which Civitas is jointly liable, Civitas will contribute to the expenses, judgments, fines and amounts paid in settlement incurred by the indemnified person in proportion to the relative benefits received by Civitas (and its officers, directors and employees other than the indemnified person) and the indemnified person, as may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of NMHI (and its officers, directors and employees other than the indemnified person) and the indemnified person in connection with the events that resulted in such losses, as well as any other equitable considerations which the law may require to be considered. NMHI is a guarantor of Civitas’ obligations under this agreement.

Policies and Procedures for Related Party Transactions

In connection with our IPO, we adopted a policy which provides that our Audit Committee is responsible for reviewing and approving or ratifying related party transactions. For purposes of the policy, a “related party transaction” means a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Civitas was, is or will be a participant and the amount involved will or may be expected to exceed $120,000, and in which our executive officers, directors, director nominees or any stockholder beneficially owning in excess of five percent of our stock (each, a “related party”) had, has or will have a direct or indirect material interest (including any transactions requiring disclosure under Item 404 of Regulation S-K). Any related party who intends to enter into a related party transaction shall promptly disclose that intention and all material facts with respect to such transaction to our Chief Legal Officer. The Chief Legal Officer will then promptly communicate that information to the Audit Committee of the Board. The Audit Committee will review all related party transactions and approve such transactions (subject to a delegation of authority as provided in the policy). In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than the terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. It is our policy that directors interested in a related party transaction will recuse themselves from any such vote.

Stock Ownership Information

Beneficial Ownership of Civitas’ Common Stock

The following table shows information about the beneficial ownership of our common stock as of January 6, 2016 by:

•	each person known by us to beneficially own 5% or more of our outstanding common stock;

•	each of our directors and NEOs; and

•	all of our directors and executive officers as a group.

The numbers (including percentages) listed below are based on 37,099,699 shares of our common stock outstanding as of January 6, 2016.

Name of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Stock Outstanding
Principal Stockholders:
Funds Affiliated with Vestar (2)(3)	19,605,379	52.7%
FMR LLC (4)	5,542,500	14.9%
Directors and Named Executive Officers:
Edward M. Murphy (5)	571,233	1.5%
Bruce F. Nardella (6)	531,513	1.4%
Denis M. Holler (7)	361,759	*
David Peterson (8)	250,969	*
Linda De Renzo (9)	203,403	*
Chris A. Durbin (10)	—	*
James L. Elrod, Jr. (10)	—	*
Patrick M. Gray	6,765	*
Pamela F. Lenehan	27,751	*
Kevin A. Mundt (10)	—	*
Guy Sansone	14,395	*
Gregory S. Roth	13,900	*
Mary Ann Tocio	—	*
All directors and executive officers as a group (20 persons) (11)	2,704,557	7.3%

*	Less than 1%
(1)	A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:
•	voting power which includes the power to vote, or to direct the voting of, such security; and/or
•	investment power which includes the power to dispose, or to direct the disposition of, such security.
(2)	The address for Vestar Capital Partners V, L.P. is c/o Vestar Capital Partners, Inc., 245 Park Avenue, 41st Floor, New York, New York 10167.
(3)	Includes (A) 14,557,836 shares of common stock held directly by Vestar Capital Partners V, L.P. (“Vestar V”), 4,003,741 shares of common stock held directly by Vestar Capital Partners V-A, L.P. (“Vestar V-A”), 527,168 shares of common stock held directly by Vestar Capital Partners V-B, L.P. (“Vestar V-B”) and 516,634 shares of common stock held directly by Vestar/NMH Investors, LLC (“Vestar/NMH Investors”). Vestar V is the managing member of Vestar/NMH Investors, and Vestar Executives V, L.P. (“Vestar Executives V”) and Vestar Co-Invest V, L.P. (“Vestar Co-Invest V”) are members of Vestar/NMH Investors. Vestar Associates V, L.P. (“Vestar Associates V”) is the general partner of Vestar V, Vestar V-A, Vestar V-B and Vestar Executives V. Vestar Managers V, Ltd. (“VMV”) is the general partner of Vestar Associates V and Vestar Co-Invest V. Daniel S. O’Connell is the sole director of VMV. As a result of these relationships, each of Vestar Associates V, VMV and Mr. O’Connell may be deemed to have beneficial ownership of securities held by Vestar V, Vestar V-A, Vestar V-B and Vestar/NMH Investment (including the securities beneficially owned by Vestar Executives V and Vestar Co-Invest V). Each of Vestar Associates V, VMV and Mr. O’Connell disclaims beneficial ownership of the securities beneficially owned by Vestar V, Vestar V-A, Vestar V-B and Vestar/NMH Investors (including the securities beneficially owned by Vestar Executives V and Vestar Co-Invest V) except to the extent its or his respective pecuniary interest therein. The address of Vestar V, Vestar V-A, Vestar V-B, Vestar/NMH Investors, Vestar Executives V, Vestar Co-Invest V, Vestar Associates V, VMV and Mr. O’Connell is 245 Park Avenue, 41st Floor, New York, NY 10167.

(4)	Based on Form 13G filed by FMR LLC on October 10, 2014. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(5)	Includes options to purchase 16,303 shares.
(6)	Includes options to purchase 46,873 shares.
(7)	Includes options to purchase 9,170 shares.
(8)	Includes options to purchase 7,825 shares.
(9)	Includes options to purchase 6,969 shares.
(10)	Messrs. Elrod, Mundt and Durbin are Managing Directors of Vestar. Each of Messrs. Elrod, Mundt and Durbin disclaims beneficial ownership of any shares beneficially owned by Vestar, except to the extent of his indirect pecuniary interest therein.
(11)	Includes options to purchase 126,145 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, our executive officers and beneficial owners of more than ten percent of Civitas’ common stock to file with the SEC reports of their initial ownership and changes in their ownership of Civitas’ common stock and other equity securities. We are required to disclose in this proxy statement any late filings of such reports. Based solely on a review of copies of reports filed by the reporting persons furnished to us, or written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during fiscal 2015.

Audit Committee

Audit Committee Report

The Audit Committee of the Board of Directors is primarily responsible for assisting the Board in fulfilling its oversight responsibility with respect to our financial accounting and reporting, systems of internal control, audit process and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a written charter for the Audit Committee. Management has responsibility for preparing our financial statements as well as for our financial reporting process. Deloitte & Touche LLP, acting as independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States and on the effectiveness of our internal controls over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2015 with management.

2.	The Audit Committee has met with the Company’s internal auditors and independent registered accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits and to review the adequacy of the Company’s internal controls, financial reporting practices and the audit process.

3.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

4.	The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence.

5.	Based on the review and discussion described above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2015 for filing with the SEC.

Audit Committee

Patrick M. Gray

Pamela F. Lenehan

Gregory S. Roth

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed to us by Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm, for fiscal 2015 and fiscal 2014:

	Fees (in thousands)
Services Rendered	Fiscal 2015	Fiscal 2014
Audit Fees (1)	$2,964	$2,131
Audit-Related Fees(2)	—	—
Tax Fees (3)	39	34
All Other Fees(4)	3	3

Total	$3,006	$2,165

(1)	Audit Fees for fiscal 2015 consist of fees billed and expected to be billed by Deloitte for professional services rendered in connection with the audit of our financial statements and our internal controls over financial reporting, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, services related to our secondary offering, and review of other SEC filings. Audit Fees for fiscal 2014 consist of fees billed by Deloitte for professional services rendered in connection with the audit of our financial statements, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, services related to our IPO and review of other SEC filings.
(2)	Audit-related fees are for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. Deloitte did not perform any audit related services on behalf of the Company during fiscal 2015 and fiscal 2014.
(3)	Tax fees primarily include professional services rendered for tax compliance services during the fiscal year indicated.
(4)	All other fees include licenses to web-based accounting and finance reference materials.

We have a policy that requires the Audit Committee to pre-approve all audit and non-audit services to be provided by our independent registered public accounting firm and to consider whether the provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm in deciding whether to approve non-audit services. All services performed by our independent registered public accounting firm in fiscal 2015 and fiscal 2014 were pre-approved in accordance with the policy.

Advisory Vote to Approve Named Executive Officer Compensation (Say-on-Pay)

(Proposal No. 2)

We are seeking an advisory (non-binding) vote from our stockholders to approve the compensation of our named executive officers (our “NEOs”) for fiscal 2015 as disclosed in this proxy statement. For fiscal 2015, most of our NEO’s pay opportunity was comprised of base pay and non-equity incentive compensation.

The primary objectives of our executive compensation program are to:

•	attract and retain top executive talent;

•	achieve accountability for performance, including the quality of our services, by linking annual cash incentive awards to achievement of measurable performance objectives; and

•	align executive officers with our stockholders, create an ownership culture, and drive long-term business success by providing opportunity for significant equity-based rewards.

In deciding how to vote on this proposal, we urge our stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in more detail our compensation objectives and elements of our executive compensation program, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our NEOs.

We are asking stockholders to approve, on an advisory basis, the compensation of our NEOs for fiscal 2015 as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and related compensation tables, and the notes and narrative discussion following the compensation tables in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation program for our NEOs as described in this proxy statement.

Although this vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future decisions concerning executive compensation. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board or the Compensation Committee at any time throughout the year. Please refer to “Corporate Governance—Communications with the Board” in this proxy statement for information about communicating with the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

Ratification of Deloitte & Touche LLP as the Company’s

Independent Registered Public Accounting Firm for Fiscal 2016

(Proposal No. 3)

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent auditor for fiscal 2016. Deloitte & Touche LLP served in this capacity for us in fiscal 2013, fiscal 2014 and fiscal 2015. As a matter of good corporate governance, the Audit Committee submits its selection of our independent auditor to our stockholders for ratification. If the stockholders fail to ratify the selection, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that result. Even if stockholders ratify the selection, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during fiscal 2016 if it determines that such a change would be in the best interests of Civitas and our stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION

OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2016.

Other Matters

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, each of the persons named as a proxy will vote as recommended by the Board or, if no recommendation is given, in his or her discretion on such matters.

Additional Information

Proxy Solicitation Expenses

We will pay the expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means.

Requirements for Inclusion of Stockholder Proposals in the 2017 Annual Meeting Proxy Statement

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2017 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be submitted in writing to the Secretary of Civitas Solutions, Inc. at 313 Congress Street, Boston, Massachusetts 02210 and must be received no later than December 15, 2016 unless the date of our 2017 annual meeting is changed by more than 30 days from February 26, 2017, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Advance Notice Bylaw Requirements for Stockholder Proposals

Our Bylaws require that any stockholders who intend to present an item of business, including nominees for candidates for election as directors, at the 2017 annual meeting must provide notice of such business to the Secretary of Civitas Solutions, Inc. at 313 Congress Street, Boston, Massachusetts 02210 between October 29, 2016 and the close of business on November 28, 2016. The notice must contain the information required by our Bylaws, which are posted on our website.

Annual Report on Form 10-K

Upon written request, we will provide any stockholder, without charge, a copy of our Annual Report on Form 10-K for fiscal 2015 filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests to Civitas Solutions, Inc., 313 Congress Street, Boston, MA 02210, Attn.: Dwight D. Robson (phone: 617.790.4800 or Dwight.Robson@civitas-solutions.com). You may also obtain this document and certain other of our SEC filings through the Internet at www.sec.gov or under “Investor Relations” at www.civitas-solutions.com.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and none of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this document.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote
FOR the following:
	☐	☐	☐
1	Election of Directors
Nominees
1	Kevin A. Mundt 02 Gregory S. Roth 03 Guy Sansone

The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain

2	An advisory, non-binding resolution with respect to our executive compensation.				☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain

4	Ratification of the appointment of Deloitte & Touche, LLP as the Company’s Independent Registered Public Accounting Firm for fiscal 2016.				☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

CIVITAS SOLUTIONS, INC

Annual Meeting of Stockholders

February 26, 2016 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bruce F. Nardella, Denis M. Holler, and Linda De Renzo or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CIVITAS SOLUTIONS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 9:00 AM, EST on February 26, 2016, at the Civitas Solutions, Inc. Corporate Headquarters, 313 Congress Street, Fourth Floor, Boston, MA 02210, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side